As filed with the Securities and Exchange Commission on April 13, 2011

Registration No. 333-172836

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRIO MERGER CORP.

(Exact name of registrant as specified in its constitutional documents)

Delaware	6770	27-4867100
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

777 Third Avenue, 37th Floor
New York, New York 10017
(212) 319-7676

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric S. Rosenfeld, Chairman, Chief Executive Officer
Trio Merger Corp.
777 Third Avenue, 37th Floor
New York, New York 10017
(212) 319-7676

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 — Facsimile	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street New York, New York 10017 (212) 370-1300 (212) 370-7889 — Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	5,750,000 Units	$10.00	$57,500,000	$6,675.75
Shares of common stock included as part of the Units(2)	5,750,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	5,750,000 Warrants	—	—	—	(3)
Shares of common stock underlying the Warrants included in the Units(4)	5,750,000 Shares	$7.50	$43,125,000	$5,006.81
Representative’s Unit Purchase Option	1	$100	$100	—	(3)
Units underlying the Representative's Unit Purchase Option (“Underwriter's Units”)(4)	500,000 Units	$11.00	$5,500,000	$638.55
Shares of Common Stock included as part of the Underwriter’s Units(4)	500,000 Shares	—	—	—	(3)
Warrants included as part of the Underwriter’s Units(4)	500,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Underwriter’s Units(4)	500,000 Shares	$7.50	$3,750,000	$435.38
Total			$109,875,100	$12,756.49	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 750,000 Units and 750,000 shares of Common Stock and 750,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.
(5)	The filing fee has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, April 13, 2011

PROSPECTUS

$50,000,000

Trio Merger Corp.

5,000,000 Units

Trio Merger Corp. is a Delaware company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities, which we refer to as a target business. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region. If we are unable to consummate a business combination within 18 months from the consummation of this offering, or 24 months from the consummation of this offering if we have entered into a definitive agreement with a target business for a business combination within 18 months from the consummation of this offering and such business combination has not yet been consummated within such 18 month period, our activities will be limited to our liquidation and dissolution and we will seek stockholder approval to liquidate and distribute the proceeds held in the trust account to our public stockholders.

We will either (i) seek stockholder approval of an initial business combination at a meeting called for such purpose at which stockholders may vote on the proposed business combination and seek to convert their shares, regardless of whether they vote for or against the proposed business combination, or (ii) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of a proposed business combination or allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. We will consummate our initial business combination only if holders of less than 90% of our public shares elect to convert their shares (if we seek stockholder approval) or sell their shares to us (if we engage in a tender offer) and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.50. Each warrant will become exercisable upon the completion of an initial business combination and will expire three years after the completion of an initial business combination, or earlier upon redemption.

We have granted EarlyBirdCapital, Inc., the representative of the underwriters, a 45-day option to purchase up to 750,000 units (over and above the 5,000,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to EarlyBirdCapital, for $100, as additional compensation, an option to purchase up to a total of 500,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Our initial stockholders have committed to purchase from us an aggregate of 5,700,000 warrants, or “insider warrants,” at $0.50 per warrant (for a total purchase price of $2,850,000) and EarlyBirdCapital has committed that it and/or its designees will purchase from us an aggregate of 500,000 warrants, or “EBC warrants,” at $0.50 per warrant (for a total purchase price of $250,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from these purchases will be placed in the trust account described below.

There is presently no public market for our units, common stock or warrants. We have applied to have the units, and the shares of common stock and warrants once they begin separate trading, listed on the NASDAQ Capital Market under the symbols TRIOU, TRIO and TRIOW, respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 19 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to Us
Per unit	$10.00	$0.35	$9.65
Total	$50,000,000	$1,750,000	$48,250,000

(1)	Please see the section titled “Underwriting” for further information relating to the underwriting arrangements agreed to between us and the underwriters in this offering.

Upon consummation of the offering, an aggregate of $50,500,000 or $10.10 per unit sold to the public in this offering (or $57,662,500 or $10.03 per unit sold to the public in the offering if the over-allotment option is exercised in full) will be deposited into a trust account at _________, maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of a business combination and our liquidation upon our failure to consummate a business combination within the required time period (which may not occur until _________, 2013).

We are offering the units for sale on a firm-commitment basis. EarlyBirdCapital, Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about ____________, 2011.

EarlyBirdCapital, Inc.

_______________, 2011

Trio Merger Corp.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to Trio Merger Corp.;
•	“initial stockholders” refers to all of our stockholders immediately prior to this offering, including all of our officers and directors to the extent they hold initial shares;
•	“initial shares” refers to the 1,437,500 shares of common stock currently held by our initial stockholders (including up to an aggregate of 187,500 shares of common stock subject to forfeiture by our initial stockholders to the extent that the underwriters’ over-allotment option is not exercised in full or in part);
•	“insider warrants” refers to the 5,700,000 warrants we are selling privately to our initial stockholders upon consummation of this offering;
•	“EBC warrants” refers to the 500,000 warrants we are selling privately to EarlyBirdCapital and/or its designees upon consummation of this offering;
•	the term “public stockholders” means the holders of the shares of common stock which are being sold as part of the units in this public offering (whether they are purchased in the public offering or in the aftermarket), including any of our initial stockholders to the extent that they purchase such shares; and
•	the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We are a blank check company organized under the laws of the State of Delaware on February 2, 2011. Pursuant to our amended and restated certificate of incorporation, we were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities, which we refer to as a target business. Our efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although it is very likely that our target will want to be a public reporting company.

Eric S. Rosenfeld, our Chairman and Chief Executive Officer, also served as Chairman and Chief Executive Officer of two prior blank check companies: (i) Arpeggio Acquisition Corporation, or “Arpeggio,” which raised $36 million in June 2004 and successfully consummated a business combination with Hill International, Inc., or “Hill International,” in June 2006 and (ii) Rhapsody Acquisition Corp., or “Rhapsody,” which raised $36 million in October 2006 and successfully consummated a business combination with Primoris Corporation, or “Primoris,” in July 2008. We believe that potential sellers of target businesses will view the fact that our management team has successfully closed two business combinations with vehicles similar to our company as a positive factor in considering whether or not to enter into a business combination with us. However, there is no assurance that we will complete a business combination as successful as Mr. Rosenfeld’s prior blank check companies, or at all.

In June 2004, Arpeggio, a blank check company founded by Eric S. Rosenfeld, consummated its initial public offering, raising $36 million. In June 2006, Arpeggio completed a merger with Hill International. Hill International provides fee-based project management and construction claims services worldwide primarily serving the United States and other national governments, state and local governments, and the private sector. It was founded in 1976 and is headquartered in Marlton, New Jersey. Hill International has grown substantially since its business combination with Arpeggio. For example, its revenues have grown from $112 million in 2005 to $382 million in 2010. In the merger, Arpeggio issued approximately 14.5 million shares of its common stock to Hill International’s stockholders and provided for an additional 6.6 million contingent shares that would be issuable if certain earnings targets were achieved from 2006 – 2009. All of such contingent shares were issued as Hill International was successful in achieving its earnings targets. Immediately following the merger, Hill International was owned approximately 36% by Arpeggio’s former stockholders and 64% by Hill International’s former stockholders. The warrants issued in Arpeggio’s initial public offering were subsequently redeemed by Hill International in accordance with their terms, the result of which was Hill International receiving approximately $68 million from the exercise of such warrants. Hill International’s common stock currently trades on the New York Stock Exchange under the symbol HIL and its price has ranged from $2.35 to $19.30 following the completion of its business combination with Arpeggio, with a closing price of $5.59 on April 8, 2011. Eric S. Rosenfeld served as a director of Hill International from June 2006 to June 2010.

In October 2006, Rhapsody, a blank check company founded by Eric S. Rosenfeld and David Sgro, our Chief Financial Officer, consummated its initial public offering, raising $36 million. In July 2008, Rhapsody completed a merger with Primoris and, shortly thereafter, the company changed its name to “Primoris Services Corporation.” Primoris provides construction, fabrication, maintenance, replacement, and engineering services to public utilities, petrochemical companies, energy companies, and municipalities primarily in the United States and Canada. Primoris is headquartered in Dallas, Texas. Its revenues have grown from $543 million in 2007, the year before the merger with Rhapsody, to approximately $942 million in 2010. In the merger, Rhapsody issued approximately 24.1 million shares of its common stock to Primoris’s stockholders and provided for an additional 5.0 million contingent shares that would be issuable if certain earnings targets were achieved from 2008 and 2009. All of such contingent shares were issued as Primoris was successful in achieving its earnings targets. The warrants issued in Rhapsody’s initial public offering expired by their terms in October 2010. Primoris’s common stock currently trades on the Nasdaq Capital Market under the symbol PRIM and its price has ranged from $3.25 to $11.34 following the completion of its business combination with Rhapsody, with a closing price of $11.34 on April 8, 2011. Eric S. Rosenfeld and David D. Sgro currently serve as directors of Primoris.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. We have also not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

If we do not consummate our initial business combination within 18 months from the consummation of this offering (or within 24 months from the consummation of this offering if a definitive agreement has been executed within 18 months from the consummation of this offering and the business combination has not yet been consummated within such 18-month period), we will abandon any currently contemplated business combination and seek stockholder approval to dissolve as promptly as practicable and to liquidate and release only to our public stockholders, as part of our plan of distribution, the amount then held in our trust account, plus any remaining assets.

Our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such business combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target business will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the trust account balance. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business. If we acquire less than 100% of the equity interests or assets of the target business, we will not enter into a business combination unless either we or our public stockholders acquire at least a controlling interest in the target business (meaning not less than 50.1% of the voting equity interests in the target or all or substantially all of the assets of such target).

In connection with any proposed business combination, we will either (i) seek stockholder approval of an initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or (ii) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote), in each case subject to the limitations described herein. If we seek stockholder approval of an initial business combination, any public stockholder voting against such proposed business combination will be entitled to demand that his shares be converted for $10.00 per share (regardless of whether the over-allotment option is exercised). In addition, any public stockholder will have the right to vote for the proposed business combination and demand that his shares be converted for a full pro rata portion of the amount then in the trust account (initially $10.10 per share (or $10.03 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes). If we decide to engage in a tender offer, each public shareholder will be entitled to receive a full pro rata portion of the amount then in the trust account (initially $10.10 per share (or $10.03 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes).

The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. For instance, asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would. Unlike other blank check companies which require stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related conversions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we will have the flexibility to avoid such stockholder vote and allow our stockholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended, or Exchange Act, which regulate issuer tender offers. In that case, we will file tender offer documents with the Securities and Exchange Commission, or SEC, which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if holders of less than 90% of our public shares elect to convert (in the case of a stockholder meeting) or sell their shares to us (in the case of a tender offer) and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Accordingly, holders of up to one share less than 90% of our public shares will be entitled to seek conversion of their shares or sell their shares to us and we will still be able to consummate our initial business combination. However, if we purchase up to 25% of the shares sold in this offering (as described elsewhere in this prospectus), the 90% conversion threshold will be reduced to a percentage such that we will have at least $5,000,000 of net tangible assets upon closing of the business combination. In this event, we would disclose the number of shares purchased by us and the revised conversion threshold in the materials distributed to our stockholders in connection with any vote to approve a business combination or any tender offer.

We chose our conversion threshold to ensure that we have at least $5,000,000 of net tangible assets upon consummation of this offering in order to avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. However, if we seek to consummate a business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such business combination, our conversion threshold may limit our ability to consummate such a business combination (as we may be required to have a lesser number of shares seek to convert or sell their shares to us in a tender offer) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 18 months from the consummation of this offering (or 24 months if we have executed a definitive agreement for a business combination within 18 months from the closing of this offering) in order to be able to receive a pro rata share of the trust account.

In connection with any vote for a proposed business combination, all of our initial stockholders, as well as all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering as well as any shares of common stock acquired in this offering or in the aftermarket in favor of such proposed business combination. Additionally, our initial stockholders, as well as all of our officers and directors, have agreed not to convert any shares in connection with a stockholder vote to approve a proposed initial business combination or to sell their shares to us pursuant to any tender offer described above.

All of our officers and directors own shares of common stock that were issued prior to this offering. Such individuals have waived their right to receive distributions from the trust account with respect to their initial shares if we are unable to consummate a business combination. Accordingly, the initial shares acquired prior to this offering, as well as the insider warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our principal executive offices are located at 777 Third Avenue, 37th Floor, New York, New York 10017 and our telephone number is (212) 319-7676.

The Offering

Securities offered
5,000,000 units, at $10.00 per unit, each unit consisting of one share of common stock and one warrant.
Trading commencement and separation of shares of common stock and warrants
The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will EarlyBirdCapital allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering.
Once the shares of common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock and warrants.
We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.
Securities being purchased by insiders
In February 2011, our initial stockholders purchased an aggregate of 1,437,500 shares of common stock for $25,000, or approximately $0.02 per share. The 1,437,500 initial shares includes an aggregate of up to 187,500 shares of common stock subject to forfeiture by our initial stockholders to the extent that the over-allotment option is not exercised by the underwriters in full or in part. The initial stockholders will be required to forfeit only a number of shares of common stock necessary to maintain their 20% ownership interest in our shares of common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option.
Simultaneously with the consummation of this offering, our initial stockholders will purchase an aggregate of 5,700,000 insider warrants at $0.50 per warrant (for a total purchase price of $2,850,000) pursuant to letter agreements among us. These purchases will take place on a private placement basis. The amounts to be paid upon consummation of the private placement will be placed in escrow with our counsel prior to the effectiveness of this registration statement. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus (including having an exercise price of $7.50 per share) except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed an initial business combination.
Securities being purchased by EarlyBirdCapital
Simultaneously with the consummation of this offering, EarlyBirdCapital and/or its designees will purchase an aggregate of 500,000 EBC warrants at $0.50 per warrant (for a total purchase price of $250,000) pursuant to a letter agreement between us and EarlyBirdCapital. This purchase will take place on a private placement basis. The amount to be paid upon consummation of the private placement will be placed in escrow with our counsel prior to the effectiveness of this registration statement. The EBC warrants will be identical to the warrants underlying the units being offered by this prospectus except that the EBC warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. The purchasers have agreed that the EBC warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed an initial business combination.
Shares of common stock:
Number outstanding before this offering
1,437,500 shares(1)
Number to be outstanding after this offering
6,250,000 shares(2)
Warrants:
Number outstanding before this offering
0 warrants
Number to be sold to insiders and EarlyBirdCapital
6,200,000 warrants
Number to be outstanding after this offering and sale to insiders and EarlyBirdCapital
11,200,000 warrants(3)
Exercisability
Each warrant is exercisable for one share of common stock.

(1)	This number includes an aggregate of 187,500 shares of common stock held by our initial stockholders that are subject to forfeiture by our initial stockholders if the over-allotment option is not exercised by the underwriters.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 187,500 shares of common stock held by our initial stockholders have been forfeited.
(3)	Assumes the over-allotment option has not been exercised.

Exercise price
$7.50. No public warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of our initial business combination, public warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933.
Exercise period
The warrants will become exercisable upon the completion of an initial business combination. The warrants will expire at 5:00 p.m., New York City time, on the third anniversary of our completion of an initial business combination, or earlier upon redemption.
Redemption
We may redeem the outstanding warrants (excluding the insider warrants and EBC warrants but including any outstanding warrants issued upon exercise of the unit purchase option granted to EarlyBirdCapital and its designees), in whole and not in part, at a price of $0.01 per warrant:
• at any time while the warrants are exercisable,
• upon a minimum of 30 days’ prior written notice of redemption,

•

if, and only if, the last sales price of our shares of common stock equals or exceeds $12.50 per share for any 20 trading days within a 30 trading day period (the “30-day trading period”) ending three business days before we send the notice of redemption, and

•

if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of common stock may fall below the $12.50 trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.
Listing of our securities and proposed symbols
There is presently no public market for our units, shares of common stock or warrants. We have applied to have the units, and the shares of common stock and warrants once they begin separate trading, listed on the NASDAQ Capital Market under the symbols TRIOU, TRIO and TRIOW, respectively. Although, after giving effect to this offering, we meet on a pro forma basis the minimum initial listing standards of the NASDAQ Capital Market, which generally only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the NASDAQ Capital Market as we might not meet certain continued listing standards.
Offering proceeds to be held in trust
$47,400,000 of the net proceeds of this offering (or $54,562,500 if the over-allotment option is exercised in full), plus the $3,100,000 we will receive from the sale of the insider warrants and EBC warrants, for an aggregate of $50,500,000 or $10.10 per unit sold to the public in this offering (or an aggregate of $57,662,500 or $10.03 if the over-allotment option is exercised in full), will be placed in a trust account at _________, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. Except as set forth below, these proceeds will not be released until the earlier of the completion of an initial business combination and our liquidation upon our failure to consummate a business combination within the required time period. Therefore, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.
Notwithstanding the foregoing, there can be released to us from the trust account (i) amounts necessary to purchase up to 25% of the shares sold in this offering, as described in more detail below, (ii) any interest earned on the funds in the trust account that we need to pay our income or other tax obligations and (iii) any remaining interest earned on the funds in the trust account that we need for our working capital requirements. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (estimated to initially be $400,000, or $475,000 if the over-allotment option is exercised in full, or a pro rata amount above $400,000 if only a portion of the over-allotment option is exercised); provided, however, that if necessary to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our officers, directors, initial stockholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $500,000 of the notes may be converted into our warrants at a price of $0.50 per warrant. These warrants would be identical to the insider warrants. If we do not complete a business combination, the loans will be forgiven.
None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Limited payments to insiders
There will be no fees, reimbursements or other cash payments paid to our initial stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:
• repayment at the closing of this offering of a $100,000 non-interest bearing loan made by Eric S. Rosenfeld, our Chairman and Chief Executive Officer;
• payment of $10,000 per month to Crescendo Advisors II, LLC, an affiliate of Eric S. Rosenfeld, for office space and related services; and

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

There is no limit on the amount of out-of-pocket expenses reimbursable by us. Our audit committee will review and approve all reimbursements and payments made to any initial stockholder or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.
Stockholder approval of, or tender offer in connection with, initial business combination
In connection with any proposed initial business combination, we will either (i) seek stockholder approval of such initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, or (ii) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval.
If we seek stockholder approval of an initial business combination, any public stockholder voting against such proposed business combination will be entitled to demand that his shares be converted for $10.00 per share

(regardless of whether the over-allotment option is exercised). In addition, any public stockholder will have the right to vote for the proposed business combination and demand that his shares be converted for a full pro rata portion of the amount then in the trust account (initially $10.10 per share (or $10.03 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes). If we decide to engage in a tender offer, each public shareholder will be entitled to receive a full pro rata portion of the amount then in the trust account (initially $10.10 per share (or $10.03 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes).
Unlike other blank check companies which require stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related conversions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we will have the flexibility to avoid such stockholder vote and allow our stockholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if holders of less than 90% of our public shares elect to convert their shares (in the case of a stockholder meeting) or sell their shares to us (in the case of a tender offer) and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Accordingly, holders of up to one share less than 90% of our public shares will be entitled to seek conversion of their shares or sell their shares to us and we will still be able to consummate our initial business combination. However, if we purchase up to 25% of the shares sold in this offering (as described below), the 90% conversion threshold will be reduced to a percentage such that we will have at least $5,000,000 of net tangible assets upon closing of the business combination. In this event, we would disclose the number of shares purchased by us and the revised conversion threshold in the materials distributed to our stockholders in connection with any vote to approve a business combination or any tender offer.
We chose our conversion threshold to ensure that we have at least $5,000,000 of net tangible assets upon consummation of this offering in order to avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. However, if we seek to consummate a business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such business combination, our conversion threshold may limit our ability to consummate such a business combination (as we may be required to have a lesser number of shares seek to convert or sell their shares to us in a tender offer) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 18 months from the consummation of this offering (or 24 months if we have executed a definitive agreement for a business combination within 18 months from the closing of this offering) in order to be able to receive a pro rata share of the trust account.
Our initial stockholders have agreed (i) to vote their shares in favor of any proposed business combination, (ii) not to convert any shares in connection with a stockholder vote to approve a proposed initial business combination and (iii) not to sell their shares to us pursuant to any tender offer described above.
The 90% threshold is different from the thresholds used by most blank check companies. Traditionally, blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to convert more than a much smaller percentage of the shares sold in such company’s initial public offering, which percentage threshold was typically between 20% and 40%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business transaction. The 90% threshold makes it very likely that public stockholders will have less individual impact on our ability to consummate any particular business combination. Furthermore, if a significant number of stockholders seek to exercise their conversion rights or sell their shares back to us in any tender offer in connection with any proposed business combination, the remaining stockholders may be significantly diluted as a result of the number of shares we may issue to the target business in such business combination.
Public stockholders who convert or sell their shares will continue to have the right to exercise any warrants they may hold if the business combination is consummated.
Stockholder approval procedures if meeting held
If we seek stockholder approval of any proposed initial business combination, we will not consummate any such business combination unless it is approved by a majority of the outstanding shares voted at the meeting to approve such business combination.
In connection with any vote for a proposed business combination, all of our initial stockholders, as well as all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering as well as any shares of common stock acquired in this offering or in the aftermarket in favor of such proposed business combination. None of our officers, directors, initial stockholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock in the open market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, initial stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote.
If a stockholder meeting is held, we will proceed with a business combination only if (i) a majority of the outstanding shares of common stock voted are voted in favor of the business combination and (ii) public stockholders owning less than 90% of the total number of shares sold in this offering exercise their conversion rights described below, regardless of whether they are voting for or against the proposed business combination (provided that a quorum is in attendance at the meeting, in person or by proxy).
Additionally, if holders of shares sold in this offering indicate an intention to vote against a proposed business combination and/or seek conversion of their shares into cash, we may negotiate arrangements to provide for the purchase of such shares at the closing of such business combination using funds held in the trust account. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that (A) the holders of a majority of our shares of common stock outstanding vote in favor of a proposed business combination and (B) that holders of fewer than 90% of the total number of shares sold in this offering demand conversion of their shares into cash, regardless of whether they are voting for or against the proposed business combination, where it appears that such requirements would otherwise not be met. All shares to be purchased pursuant to such arrangements would be voted in favor of the proposed business combination. The maximum cash purchase price that will be offered by us to the holders of shares will be the per-share conversion price at the time of the business combination. However, if we pay fees to third parties (“aggregators”) to assist us in purchasing shares (and thereby influencing the vote), such fees could reduce the resulting per share book value of our combined company following the transaction. The proxy materials sent to stockholders in connection with a vote on a proposed business combination would disclose the risks of engaging aggregators and that the fees payable to such aggregators could have an impact on the resulting per share book value following the transaction. The depletion of the funds in our trust account used for the foregoing purposes could impact our ability to consummate the business combination (for instance, if a condition to consummating the business combination is that the target has access to a minimum amount of funds from our trust account following the closing). Additionally, the funds in our trust account that are so used will not be available to us after the merger and therefore we may not have sufficient funds to effectively operate our business going forward. Nevertheless, we believe entering into these types of transactions could still be in our remaining stockholders’ best interests because the transaction would be able to be completed rather than forcing us to liquidate when such remaining stockholders favored the transaction.
Conversion rights if stockholder meeting held
In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he is voting for or against such proposed business combination, to demand that we convert his shares as described above. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 10% or more of the shares of common stock sold in this offering without our prior written consent. Accordingly, all shares in excess of 10% purchased by a holder will not be converted to cash. We believe this restriction will prevent an individual stockholder or “group” from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase its shares at a significant premium to the then current market price. By limiting a stockholder’s ability to convert no more than 10% of the shares of common stock sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, this will also make it more likely for us to complete a business combination that may be opposed by a significant number of public shareholders.
We may also require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder.
The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time the stockholder received our proxy statement through the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this fact. Please see the risk factor titled “We may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights” for further information on the risks of failing to comply with these requirements.
Permitted repurchases of shares
Prior to the consummation of a business combination, there will be released to us from the trust account amounts necessary to repurchase up to 25% of the shares sold in this offering (1,250,000 shares, or 1,437,500 shares if the over-allotment option is exercised in full) at any time commencing 61 days after the date of this prospectus and ending on the earlier of the date immediately prior to the vote held to approve such business combination or our determination to commence a tender offer. Purchases will be made only in open market transactions pursuant to a 10b5-1 plan that we will enter into on the date of this prospectus. The 10b5-1 plan will require us to maintain a limit order for the shares to be purchased by us at $9.60 per share during the purchase period until the maximum number of shares have been purchased. It is intended that repurchases will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume of purchases) under the Exchange Act (although the purchases will not actually be effectuated under Rule 10b-18). All shares repurchased by us will be immediately cancelled.
As described above, public stockholders have the right to seek conversion or sell their shares back to us in a tender offer and receive a pro rata share of the funds held in our trust account upon consummation of the proposed business combination. Alternatively, such stockholders could seek to sell their shares in the open market prior to the consummation of a proposed business combination. Our ability to repurchase such shares could provide a readily available market for a public stockholder wishing to sell his shares prior to the consummation of our initial business combination. Furthermore, because the shares which may be purchased by us in open market transactions will be purchased at prices no greater than $9.60 per share and such price is less than the $10.10 per share we are initially holding in trust, shareholders who vote in favor of a proposed business combination and seek conversion or who sell their shares to us in connection with a tender offer will receive a pro rata share of the difference between $10.10 per share and the purchase price we paid for the shares we purchase in such open market transactions.
The foregoing may have the effect of making it easier for us to complete our initial business combination because there would be fewer shares outstanding held by stockholders that might have had the intention of voting against any proposed business combination or seeking to sell shares back to us in a tender offer following such repurchases. However, if we made such repurchases, we would have less cash immediately available to us to complete a proposed business combination and therefore may be required to obtain third-party financing and it would result in less cash being available for use as working capital following the business combination.
Liquidation if no business combination
If we do not consummate our initial business combination within 18 months from the consummation of this offering (or within 24 months from the consummation of this offering if a definitive agreement has been executed within 18 months from the consummation of this offering and the business combination has not yet been consummated within such 18-month period), we will seek stockholder approval to dissolve as promptly as practicable and to liquidate and release only to our public stockholders, as part of our plan of distribution, the amount then held in our trust account, plus any remaining assets.
Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to the initial shares. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate on our liquidation. We estimate that our total costs and expenses for implementing and completing our stockholder-approved dissolution and plan of distribution, if not done in connection with a stockholder vote with respect to a potential business combination, will be between $15,000 and $35,000. This amount includes all costs and expenses relating to filing a certificate of dissolution with the State of Delaware, the winding up of our company, printing and mailing a proxy statement, holding a stockholders’ meeting relating to the approval by our stockholders of our dissolution and plan of distribution, legal fees and other filing fees. We believe that there should be sufficient funds available to us out of the net interest earned on the trust account and otherwise released to us to fund our working capital requirement, to fund the $15,000 to $35,000 in costs and expenses. However, if such funds are insufficient, Eric S. Rosenfeld has agreed to advance us the funds necessary to complete such liquidation and has agreed not to seek repayment of such expenses.

Stockholder approval of liquidation requirement
We cannot provide investors with assurances of a specific timeframe for our dissolution and liquidation. Pursuant to our amended and restated certificate of incorporation, upon the expiration of such 18- or 24-month time period, as applicable, it is intended that our purposes and powers will be limited to dissolving, liquidating and winding up. Also contained in our amended and restated certificate of incorporation is the requirement that our board of directors, to the fullest extent permitted by law, consider a resolution to dissolve our company at that time. Consistent with such obligations, our board of directors will seek stockholder approval for any such plan of distribution, and our initial stockholders have agreed to vote in favor of such dissolution and liquidation. As promptly as practicable upon the later to occur of (i) the approval by our stockholders of our plan of distribution as effected by the affirmative vote of a majority of the outstanding shares of our common stock or (ii) the effective date of such approved plan of distribution, we will liquidate our trust account to our public stockholders.
In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, it is intended that our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Pursuant to our trust agreement governing the trust account, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released (other than in connection with the funding of working capital and tax obligations, a conversion, purchasing shares in the open market or a business combination as described elsewhere in this prospectus). Consequently, holders of a majority of our outstanding stock must approve our dissolution and plan of distribution in order to receive the funds held in our trust account and, other than as described above, the funds will not be available for any other corporate purpose.
If we have not presented to public stockholders a proposed business combination within the required time period, public stockholders shall be entitled to receive a pro rata share of the trust account upon liquidation (which is initially anticipated to be approximately $10.10 per share, or $10.03 if the over-allotment option is exercised in full). If, prior to our liquidation, we have presented to public stockholders a proposed business combination that ultimately was not completed, the public stockholders that either voted against the last proposed business combination before liquidation or did not vote on such business combination or sought to sell their shares to us in any tender offer commenced in connection with such proposed business combination shall be entitled to receive only $10.00 per share, and those public stockholders who either voted for the proposed business combination or did not seek to sell their shares to us in any tender offer and continued to hold their shares until liquidation shall be entitled to receive a pro rata share of the trust account (which initially anticipated to be approximately $10.10 per share) plus any pro rata interest earned on the funds held in the trust account and not previously released to us for our working capital requirements or necessary to pay our taxes.

The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot tell you for certain what the actual per-share liquidation price will be.
The per-share distribution from the trust account, if we liquidate, may be less than approximately $10.10, plus interest then held in the trust account, for the following reasons:

•

Prior to liquidation, pursuant to Section 281 of the DGCL, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (1) all existing claims, (2) all pending claims and (3) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We may not be able to properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

•

While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business or businesses) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable. Eric S. Rosenfeld has agreed to indemnify us to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us but only if such a vendor or prospective target business does not execute a waiver for claims against the trust account. Mr. Rosenfeld may not be able to satisfy his obligations to us if he is required to do so. Furthermore, Mr. Rosenfeld will not have any liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business or businesses).

Escrow of initial shares
On the date of this prospectus, all of our initial stockholders will place their initial shares into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be released from escrow until one year after the date of the consummation of our initial business combination or earlier if, subsequent to our business combination, we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions include (i) transfers to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of our securities or (vi) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement. Our initial stockholders have agreed that up to a maximum of 187,500 of the initial shares will be forfeited by them if the underwriters’ over-allotment option is not exercised in full to the extent necessary to ensure that the number of shares they hold equals 20% of the outstanding shares of common stock after this offering and the exercise, if any, of the underwriters’ over-allotment option.

Risks

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 19 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	March 2, 2011
	Actual	As Adjusted
Balance Sheet Data:
Working capital	$2,016	$50,924,616
Total assets	124,516	50,924,616
Total liabilities	100,000	—
Value of shares of common stock which may be converted into cash	—	45,449,990
Stockholders’ equity	24,516	5,474,626

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The “as adjusted” working capital and total assets amounts include the $50,500,000 to be held in the trust account, which, except for limited situations described in this prospectus, will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account, less amounts we are permitted to withdraw as described in this prospectus, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not proceed with a business combination if public stockholders owning 90% or more of the total number of shares sold in this offering exercise their conversion rights in connection with a stockholder meeting we hold or sell their shares back to us pursuant to any tender offer we may engage in. However, if we purchase up to 25% of the shares sold in this offering, the 90% conversion threshold will be reduced to a percentage such that we will have at least $5,000,000 of net tangible assets upon closing of the business combination.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of March 2, 2011, we had $102,016 in cash and a working capital of $2,016. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

If we are unable to consummate a business combination, our public stockholders may be forced to wait more than 24 months before receiving liquidation distributions.

We have 18 months from the consummation of this offering (or 24 months from the consummation of this offering if we have entered into a definitive agreement for our initial business combination within such 18-month period) in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought to tender or convert their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination.

We will either (i) seek stockholder approval of an initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, or (ii) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote), in each case subject to the limitations described elsewhere in this prospectus. Accordingly, it is possible that we will consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination we consummate. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. For instance, the rules of the NASDAQ Stock Market currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable and we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of a business combination.

We may issue shares of common stock or preferred stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorize the issuance of up to 55,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the insider warrants and EBC warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 36,550,000 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants and the unit purchase option being issued to EarlyBirdCapital). Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of common stock or shares of preferred stock, or a combination of shares of common stock and shares of preferred stock, to complete a business combination. The issuance of additional shares of common stock or preferred stock:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;
•	may cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our shares of common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. If the net proceeds of this offering are insufficient to allow us to operate for at least the next 24 months, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

The funds held in the trust account may not earn significant interest and, as a result, we may be limited to the funds held outside of the trust account to fund our search for target businesses, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, $400,000, or $475,000 if the over-allotment option is exercised in full (or a pro rata amount above $400,000 if only a portion of the over-allotment option is exercised), will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. Interest rates on permissible investments for us have been less than 1% over the last several months. Accordingly, if we do not earn a sufficient amount of interest on the funds held in the trust account and use all of the funds held outside of the trust account, we may not have sufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to cease searching for a target business. Our officers, directors, initial stockholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion for our working capital needs. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $500,000 of the notes may be converted into warrants at a price of $0.50 per warrant.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders may be less than $10.10.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the completion of a business combination, Eric S. Rosenfeld has agreed that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, he may not be able to meet such obligation. Therefore, the per-share distribution from the trust account in such a situation may be less than $10.10 ($10.03 if the over-allotment option is exercised in full), plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, or if we otherwise enter compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public stockholders at least $10.10 ($10.03 if the over-allotment option is exercised in full).

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 18 months from the consummation of this offering, or 24 months from the consummation of this offering if we have entered into a definitive agreement with a target business for a business combination within 18 months from the consummation of this offering and such business combination has not yet been consummated within such 18-month period. If we have not completed a business combination by such date, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. We will not be complying with those procedures, however, so that we are able to make liquidating distributions as soon as possible. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after expiration of the 18 or 24 month deadlines, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants, public holders will only be able to exercise such warrants on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the public warrant at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933. As a result, the number of shares of common stock that holders will receive upon exercise of the public warrants will be fewer than it would have been had such holder exercised his warrant for cash. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced. Notwithstanding the foregoing, the insider warrants and the EBC warrants and any other warrants that may be issued to our officers, directors, initial stockholders or their affiliates as described elsewhere in this prospectus may be exercisable for unregistered shares of common stock for cash even if the prospectus relating to the shares of common stock issuable upon exercise of the warrants is not current and effective.

An investor will only be able to exercise a warrant if the issuance of shares of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No public warrants will be exercisable for cash and we will not be obligated to issue shares of common stock unless the shares of common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the shares of common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. If the shares of common stock issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of a majority of the then outstanding warrants (including the insider warrants and EBC warrants) in order to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if the holders of a majority of the warrants approve of such amendment.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate a business combination with a company in any region or industry we choose. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. In addition, none of our officers are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel after a business combination, however, cannot presently be ascertained. Although some of our key personnel may serve in senior management or advisory positions following a business combination, it is likely that most, if not all, of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

We may consummate a business combination with a target business in any geographic location or industry we choose. We cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination. If we become aware of a potential business combination outside of the geographic location or industry where our officers and directors have their most experience, our management may determine to retain consultants and advisors with experience in such industries to assist in the evaluation of such business combination and in our determination of whether or not to proceed with such a business combination. However, our management is not required to engage such consultants and advisors in any situation. If they do not engage any consultants or advisors to assist them in the evaluation of a particular target business or business combination, our management may not properly analyze the risks attendant with such target business or business combination. As a result, we may enter into a business combination that is not in our stockholders’ best interests.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our officers and directors will allocate their time to other businesses thereby potentially limiting the amount of time they devote to our affairs.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full time employees prior to the consummation of our initial business combination. All of our officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination.

Our officers, directors and their respective affiliates may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. As a result, a potential target business may be presented to another entity prior to its presentation to us and this may negatively impact our ability to complete a business combination.

Our officers’ and directors’ personal and financial interests may influence their motivation in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own shares of common stock that were issued prior to this offering. Such individuals have waived their right to receive distributions from the trust account with respect to their initial shares if we are unable to consummate a business combination. Accordingly, the initial shares acquired prior to this offering, as well as the insider warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Unless we complete a business combination, our officers, directors, initial stockholders and their affiliates will not receive reimbursement for any out-of-pocket expenses they incur on our behalf if such expenses exceed the available funds held outside of the trust and the interest income that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements. Therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our officers, directors, initial stockholders and their affiliates will be entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. However, they will not receive such reimbursement to the extent that such expenses exceed the $400,000, or $475,000 if the over-allotment option is exercised in full, held outside of the trust account and interest income on the trust account balance that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements. These individuals may, as part of our initial business combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our officers and directors to view such potential business combination unfavorably. Additionally, in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our officers, directors, initial stockholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. If we do not complete a business combination, the loans will be forgiven. Accordingly, the personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. None of these circumstances were involved in the business combinations of Hill International or Primoris.

The NASDAQ Stock Market may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the NASDAQ Stock Market, a national securities exchange, upon consummation of this offering. Although, after giving effect to this offering, we meet on a pro forma basis the minimum initial listing standards of the NASDAQ Stock Market, which generally only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the NASDAQ Stock Market in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that the NASDAQ Stock Market will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the NASDAQ Stock Market delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;
•	reduced liquidity with respect to our securities;
•	a determination that our shares of common stock are “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;
•	a limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

We may only be able to complete one business combination with the proceeds of this offering. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our stockholders to exercise their conversion rights or sell their shares to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise conversion rights or alternatively seek to sell their shares to us in a tender offer, we may either need to reserve part of the trust account for possible payment upon such conversion or sales, or we may need to arrange third party financing to help fund our business transaction. In the event that the business combination involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

We may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public stockholders may have to remain stockholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

A potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the $5,000,000 of net tangible assets we are required to have pursuant to our organizational documents available at the time of closing. If the number of our stockholders electing to exercise their conversion rights has the effect of reducing the amount of money available to us to consummate a business combination below such minimum amount required by the target business and we are not able to locate an alternative source of funding, we will not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. In that case, public stockholders may have to remain stockholders of our company and wait the full 18 months from the consummation of this offering (or 24 months if we have executed a definitive agreement for a business combination within eighteen months from the closing of this offering) in order to be able to receive a pro rata portion of the trust account, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares.

If we have a vote to approve a business combination, we will offer each public stockholder the option to vote in favor of a proposed business combination and still seek conversion of his, her or its shares, which may make it more likely that we will consummate a business combination.

If we seek stockholder approval of any business combination, we will offer each public stockholder (but not our initial stockholders) the right to have his, her or its shares of common stock converted to cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such stockholder votes for or against such proposed business combination. We may proceed with a business combination as long as public stockholders owning less than 90% of the total number of shares sold in this offering exercise their conversion rights, regardless of whether they are voting for or against the proposed business combination. Accordingly, public stockholders owning one share less than 90% of the shares sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination so long as a majority of shares voted at the meeting are voted in favor of the proposed business combination. This is different than other similarly structured blank check companies where stockholders are offered the right to convert their shares only when they vote against a proposed business combination. Furthermore, our conversion threshold at 90% is significantly higher than the more typical threshold of between 20% and 40% and further allows holders of our shares of common stock the right to vote in favor of our business combination and elect to convert their shares. This higher threshold and the ability to seek conversion while voting in favor of our proposed business combination may make it more likely that we will consummate a business combination.

If we hold a stockholders meeting to approve a business combination, public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

If we seek stockholder approval of any business combination, we will offer each public stockholder (but not holders of our initial shares) the right to have his, her, or its shares of common stock converted into cash. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering and a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold the shares in excess of 10% or sell them in the open market. We cannot assure you that the value of such excess shares will appreciate over time following a business combination or that the market price of our shares of common stock will exceed the per-share conversion price.

Unlike other similarly structured blank check companies, we are permitted to withdraw trust fund proceeds prior to the consummation of our initial business combination to repurchase our shares of common stock. This may have the effect of making it easier for us to complete our initial business combination.

Unlike other similarly structured blank check companies, we are permitted to withdraw trust fund proceeds prior to the consummation of our initial business combination to repurchase shares of common stock as described in this prospectus. As there would be fewer shares outstanding following such repurchases held by stockholders that might have had the intention of voting against any proposed business combination or seeking to sell shares back to us in a tender offer, it may make it easier for us to consummate such a business combination. Furthermore, if our business combination requires us to use substantially all of our cash to pay the purchase price, we may be required to seek additional financing in order to complete the business combination. Moreover, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if we repurchase up to the maximum number of shares we may repurchase using trust fund proceeds and a significant number of holders exercise their conversion rights, we will have less cash available to use toward consummating our business combination and furthering our business plans following a business combination and may need to arrange third party financing.

If we hold a meeting to approve a business combination, we may use funds in our trust account to repurchase shares at the closing of our business combination from holders who have indicated an intention to convert their shares.

If holders of shares sold in this offering indicate an intention to vote against a proposed business combination and/or seek conversion of their shares into cash, we may privately negotiate arrangements to provide for the repurchase of such shares at the closing of the business combination using funds held in the trust account. We will pay no more than the pro rata portion of the trust account to repurchase such shares (plus any fees we may need to pay an aggregator to assist us with repurchasing such shares). The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of our shares of common stock outstanding vote in favor of a proposed business combination and that holders of fewer than 90% of the total number of shares sold in this offering demand conversion of their shares into cash where it appears that such requirements would otherwise not be met. This may result in the approval of a business combination that may not otherwise have been possible. Additionally, as a consequence of such repurchases,

•	the funds in our trust account that are so used will not be available to us after the merger; and
•	the public “float” of our shares of common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange.

If we hold a meeting to approve a business combination, we may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

If we hold a meeting to approve a business combination, we may require public stockholders who wish to convert their shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the stockholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

If, in connection with any meeting held to approve a proposed business combination, we require public stockholders who wish to convert their shares to comply with specific requirements for conversion, such converting stockholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If, in connection with any meeting held to approve a proposed business combination, we require public stockholders who wish to convert their shares to comply with specific requirements for conversion and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares of common stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek conversion may be able to sell their securities.

Because of our limited resources and structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our initial stockholders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our initial stockholders will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). None of our officers, directors, initial stockholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, our officers, directors, initial stockholders or their affiliates could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to assist us in consummating our initial business combination. In connection with any vote for a proposed business combination, all of our initial stockholders, as well as all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering as well as any shares of common stock acquired in this offering or in the aftermarket in favor of such proposed business combination. Additionally, if we repurchase shares sold in this offering as indicated elsewhere in this prospectus, such 20% block could represent as much as 25% depending on the number of shares we ultimately repurchase.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If we do not hold an annual meeting by March 2012, a stockholder could submit an application to the Delaware Court of Chancery to require us to hold such a meeting. This application would be summarily approved by the Court of Chancery and such Court could then issue orders calling for the meeting to be held and setting forth the time and place of such meeting and the record date for determination of stockholders entitled to vote at such meeting. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the consummation of a business combination.

Our initial stockholders paid an aggregate of $25,000, or approximately $0.02 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to the investors in this offering. Our initial stockholders acquired their initial shares of common stock at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 68.7% or $6.87 per share (the difference between the pro forma net tangible book value per share $3.13, and the initial offering price of $10.00 per unit). This is because investors in this offering will be contributing approximately 99.95% of the total amount paid to us for our outstanding securities after this offering but will only own 80% of our outstanding securities. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

Our outstanding warrants and unit purchase option may have an adverse effect on the market price of shares of common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 5,000,000 shares of common stock as part of the units offered by this prospectus, the insider warrants to purchase 5,700,000 shares of common stock and the EBC warrants to purchase 500,000 shares of common stock. We will also issue a unit purchase option to purchase 500,000 units to the underwriters (and/or its designees) which, if exercised, will result in the issuance of an additional 500,000 warrants. We may also issue additional warrants to our officers, directors, initial stockholders or their affiliates upon conversion of promissory notes issued to such persons for loans made to supplement our working capital requirements, as described elsewhere in this prospectus. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and unit purchase option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

We may redeem the warrants at a time that is not beneficial to public investors.

We may call the public warrants for redemption at any time after the redemption criteria described elsewhere in this prospectus have been satisfied. If we call the public warrants for redemption, public stockholders may be forced to accept a nominal redemption price or sell or exercise the warrants when they may not wish to do so.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise its warrant (including any warrants held by our initial stockholders or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

If our stockholders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of our shares of common stock and the existence of these rights may make it more difficult to effect a business combination.

Our initial stockholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the purchasers of the insider warrants and EBC warrants are entitled to demand that we register the resale of their warrants and any other warrants we issue to them (and the underlying shares of common stock) at any time after we consummate a business combination. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our shares of common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Since we are a blank check company, the determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the shares of common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies; and
•	general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

We may complete a business combination with a target business that is privately held, which may present certain challenges to us, including the lack of available information about these companies.

We may complete a business combination with a target business that is privately held. Generally, very little public information exists about such companies, and we would be required to rely on the ability of our management team to obtain adequate information to evaluate the potential returns from investing in one of these companies. If we are unable to uncover all material information about such a target business, we may not make a fully informed investment decision, and we may lose money on our investments.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.

We may effect a business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ governing jurisdiction, including any of the following:

•	rules and regulations or currency redemption or corporate withholding taxes on individuals;
•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency fluctuations;

•	challenges in collecting accounts receivable;
•	cultural and language differences; and
•	employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and a majority of our officers and directors will reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require us to have such system audited by an independent registered public accounting firm. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. A target may also not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

We do not intend to pay any dividends until our consummation of a business combination at the earliest.

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. As a result, any gain you will realize on our securities will result solely from the appreciation of such securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;
•	limited operating history;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	potential ability to obtain additional financing to complete a business combination;
•	pool of prospective target businesses;
•	the ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for shares;
•	our public securities’ potential liquidity and trading;
•	regulatory or operational risks associated with acquiring a target business;
•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance;
•	financial performance following this offering; or
•	listing or delisting of our securities from the NASDAQ Stock Market or the ability to have our securities listed on the NASDAQ Stock Market following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants and EBC warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$50,000,000		$57,500,000
From private placements	3,100,000		3,100,000
Total gross proceeds	$53,100,000		$60,600,000
Offering expenses(1)
Underwriting discount (3.5% of gross proceeds from offering)	1,750,000	(2)	2,012,500	(2)
Legal fees and expenses	250,000		250,000
NASDAQ Stock Market listing fee	75,000		75,000
Printing and engraving expenses	35,000		35,000
Accounting fees and expenses	40,000		40,000
FINRA filing fee	11,488		11,488
SEC registration fee	12,756		12,756
Miscellaneous expenses	25,756		25,756
Total offering expenses	$2,200,000		$2,462,500
Net proceeds
Held in trust	$50,500,000		$57,662,500
Not held in trust	400,000		475,000
Total net proceeds	$50,900,000		$58,137,500

Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(3)(4)

Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$300,000	$300,000
Due diligence of prospective target businesses by officers, directors and initial stockholders	150,000	225,000
Legal and accounting fees relating to SEC reporting obligations	110,000	110,000
Payment of administrative fee to Crescendo Advisors II, LLC ($10,000 per month for up to 24 months)	240,000	240,000
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	100,000	100,000
Total	$900,000	$975,000

(1)	A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the NASDAQ Stock Market listing fee and a portion of the legal and audit fees have been paid from the funds we received from Eric S. Rosenfeld described below. These funds will be repaid out of the proceeds of this offering available to us.
(2)	No discounts or commissions will be paid with respect to the purchase of the insider warrants or EBC warrants.
(3)	The amount of proceeds not held in trust will equal $400,000, or $475,000 if the over-allotment is exercised in full (or a pro rata amount above $400,000 if only a portion of the over-allotment option is exercised). In addition, interest income earned on the amounts held in the trust account (after payment of taxes owed on such interest income) will be available to us to pay for our working capital requirements. We estimate the interest earned on the trust account will be approximately $500,000 in total for a

24-month period assuming an interest rate of approximately 0.5% per year. However, if interest rates are less than 0.5% per year, the amount of interest we will have access to will be reduced.
(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

The initial stockholders and EarlyBirdCapital have committed to purchase the insider warrants and EBC warrants, respectively, from us on a private placement basis simultaneously with the consummation of this offering, for an aggregate purchase price of $3,100,000. All of the proceeds we receive from these purchases will be placed in the trust account described below.

$50,500,000, or $57,662,500 if the over-allotment option is exercised in full, of net proceeds of this offering, including the $3,100,000 we will receive from the sale of the insider warrants and EBC warrants, will be placed in a trust account at _________, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to (i) amounts necessary to repurchase up to 25% of the shares sold in this offering, (ii) interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations and (iii) interest earned on the funds held in the trust account that may be released to us for our working capital requirements, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to Crescendo Advisors II, an affiliate of Eric S. Rosenfeld, our Chairman and Chief Executive Officer, of a monthly fee of $10,000 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by Crescendo Advisors II for our benefit and is not intended to provide Mr. Rosenfeld compensation in lieu of a salary. We believe, based on rents and fees for similar services in New York, that the fee charged by Crescendo Advisors II is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders. Other than the $10,000 per month fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses by our officers, directors and initial stockholders” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

The net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $400,000, or $475,000 if the over-allotment option is exercised in full (or a pro rata amount above $400,000 if only a portion of the over-allotment option is exercised). In addition, interest earned on the funds held in the trust account (after payment of taxes owed on such interest income) may be released to us to fund our working capital requirements in searching for a business combination. We intend to use the after-tax interest earned for miscellaneous expenses such as paying fees to consultants to assist us with our search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our initial stockholders, officers and directors in connection with activities on our behalf as described above.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including some of the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including a fee equal to $2,012,500 to EarlyBirdCapital upon consummation of the business combination for acting as our investment banker on a non-exclusive basis to assist us in structuring and negotiating a business combination (but not for purposes of identifying a target business). To the extent that our share capital is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidating from our remaining assets outside of the trust account. If such funds are insufficient, Eric S. Rosenfeld has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be between $15,000 and $35,000) and has agreed not to seek repayment of such expenses.

As of the date of this prospectus, Eric S. Rosenfeld has advanced to us an aggregate of $100,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, the non-refundable portion of the NASDAQ Stock Market listing fee and a portion of the legal and audit fees and expenses. The loan is payable without interest on the earlier of (i) February 25, 2012, (ii) the consummation of this offering or (iii) the date on which we determine not to proceed with our initial public offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time. However, if necessary, in order to meet our working capital needs following the consummation of this offering, our officers, directors, initial stockholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $500,000 of the notes may be converted into warrants at a price of $0.50 per warrant. The warrants would be identical to the insider warrants. If we do not complete a business combination, the loans will be forgiven.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account to the extent not previously released to us) only in the event of (i) our liquidation, (ii) if that public stockholder sells to us such shares prior to or at the closing of our initial business combination or (iii) if that public stockholder converts such shares in connection with a business combination which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our initial stockholders’ ownership at 20% of our issued and outstanding shares of common stock upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants and EBC warrants, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants and EBC warrants. In addition, such calculation does not reflect any effect as a result of repurchases we may make of up to 25% of the shares sold in this offering using the trust proceeds. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of shares of common stock which may be converted into cash or sold back to us), by the number of outstanding shares of common stock.

At March 2, 2011, our net tangible book value was $2,016, or approximately $0.00 per share. After giving effect to the sale of 5,000,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants and EBC warrants, our pro forma net tangible book value at March 2, 2011 would have been $5,474,626 or $3.13 per share, representing an immediate increase in net tangible book value of $6.87 per share to the initial stockholders and an immediate dilution of 68.7% per share or $6.87 to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $45,499,990 less than it otherwise would have been because if we effect a business combination, the ability of public stockholders (but not our initial stockholders) to exercise conversion rights or sell their shares back to us in a tender offer may result in the conversion or repurchase of up to one share less than 90% of the aggregate number of the shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants and EBC warrants:

Public offering price	$10.00
Net tangible book value before this offering	$0.00
Increase attributable to new investors and private sales	3.13
Pro forma net tangible book value after this offering	3.13
Dilution to new investors	$6.87
Percentage of dilution to new investors	68.7%

The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Price per Share
	Number		Percentage	Amount	Percentage
Initial stockholders	1,250,000	(1)	20.0%	$25,000	00.05%	$0.02
New investors	5,000,000		80.0%	50,000,000	99.95%	$10.00
	6,250,000		100.0%	$50,025,000	100.00%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 187,500 shares of common stock held by our initial stockholders have been forfeited as a result thereof.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$2,016
Net proceeds from this offering and private placements	50,900,000
Plus: Offering costs accrued for and paid in advance, excluded from tangible book value before this offering	22,500
Plus: Proceeds from sale of unit purchase option to underwriters	100
Less: Proceeds held in trust subject to conversion/tender ($10.10 × 4,499,999)(1)	(45,449,990)
$5,474,626
Denominator:
Shares of common stock outstanding prior to this offering	1,250,000 (2)
Shares of common stock included in the units offered	5,000,000
Less: Shares subject to conversion/tender	(4,499,999)
1,750,001

(1)	Assumes in the case of a stockholder vote that all of our public stockholders vote in favor of a business combination and that public stockholders holding one share less than 90% of the shares sold in this offering elect to convert their shares to cash.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 187,500 shares of common stock held by our initial stockholders have been forfeited as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at March 2, 2011 and as adjusted to give effect to the sale of our units and the insider warrants and EBC warrants and the application of the estimated net proceeds derived from the sale of such securities:

	March 2, 2011
	Actual	As Adjusted
Note payable to stockholders	$100,000	$—
Shares of common stock, $.0001 par value, -0- and 4,499,999 shares which are subject to possible conversion, shares at conversion value(1)	—	$45,449,990
Stockholders’ equity:
Shares of common stock, $.0001 par value, 55,000,000 shares authorized; 1,437,500 shares issued and outstanding, actual; 6,250,000 shares issued and outstanding(2) (including 4,499,999 shares subject to possible conversion), as adjusted	144	175
Additional paid-in capital	24,856	5,474,935
Deficit accumulated during the development stage	(484)	(484)
Total stockholders’ equity:	24,516	5,474,626
Total capitalization	$124,516	$50,924,616

(1)	Assumes in the case of a stockholder vote that all of our public stockholders vote in favor of a business combination and that public stockholders holding one share less than 90% of the shares sold in this offering elect to convert their shares to cash.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 187,500 shares of common stock held by our initial stockholders have been forfeited as a result thereof.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on February 2, 2011 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a target business. Our efforts to identify a prospective target business will not be limited to any particular industry or geographic region. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional shares of common stock or preferred stock:

•	may significantly reduce the equity interest of our stockholders;
•	may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units and insider warrants and EBC warrants, after deducting offering expenses of approximately $450,000 and underwriting discounts of $1,750,000, or $2,012,500 if the over-allotment option is exercised in full, will be approximately $50,900,000, or $58,137,500 if the underwriters’ over-allotment option is exercised in full. Of this amount, $50,500,000, or $57,662,500 if the over-allotment option is exercised in full will be held in trust and the remaining $400,000, or $475,000 if the over-allotment option is exercised in full (or a pro rata amount above $400,000 if only a portion of the over-allotment option is exercised), will not be held in trust. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including a fee equal to $2,012,500 to EarlyBirdCapital upon consummation of the business combination for acting as our investment banker on a non-exclusive basis to assist us in structuring and negotiating a business combination (but not for purposes of identifying a target business). To the extent that our share capital is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $400,000, or $475,000 if the over-allotment option is exercised in full, of net proceeds not held in the trust account plus the interest earned on the trust account balance that may be released to us to fund our working capital requirements will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$300,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;
•	$150,000 (or $225,000 if the over-allotment option is exercised in full) of expenses for the due diligence and investigation of a target business by our officers, directors and initial stockholders;
•	$110,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;
•	$240,000 for the administrative fee payable to Crescendo Advisors II ($10,000 per month for up to 24 months); and
•	$100,000 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves, including director and officer liability insurance premiums.

We may also repurchase up to 25% of the shares sold in this offering using funds held in the trust account as described elsewhere in this prospectus.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

We are obligated, commencing on the date of this prospectus, to pay Crescendo Advisors II, an affiliate of Eric S. Rosenfeld, a monthly fee of $10,000 for general and administrative services.

As of the date of this prospectus, Eric S. Rosenfeld has advanced an aggregate of $100,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loan is payable without interest on the earlier of (i) February 25, 2012, (ii) the consummation of this offering or (iii) the date on which we determine not to proceed with our initial public offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

The initial stockholders and EarlyBirdCapital have committed to purchase the insider warrants and EBC warrants, respectively, from us on a private placement basis simultaneously with the consummation of this offering, for an aggregate purchase price of $3,100,000. We believe the purchase price of the insider warrants and EBC warrants is greater than the fair value of such warrants.

In addition, if necessary to finance transaction costs and supplement our working capital in connection with an intended initial business combination, our officers, directors, initial stockholders or their affiliates may, but are not obligated to, loan us funds to be evidenced by promissory notes. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such promissory note but no proceeds from our trust account would be used for such repayment. If we consummate a business combination, we will either repay the notes, without interest, or, in the discretion of the holder, up to $500,000 of the notes may be converted by them into warrants at a price of $0.50 per warrant.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware blank check company incorporated on February 2, 2011 in order to serve as a vehicle for the acquisition of a target business. Our efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although it is very likely that our target will want to be a public reporting company.

Eric S. Rosenfeld, our Chairman and Chief Executive Officer, also served as Chairman and Chief Executive Officer of two prior blank check companies: (i) Arpeggio, which raised $36 million in June 2004 and successfully consummated a business combination with Hill International in June 2006 and (ii) Rhapsody, which raised $36 million in October 2006 and successfully consummated a business combination with Primoris in July 2008. We believe that potential sellers of target businesses will view the fact that our management team has successfully closed two business combinations with vehicles similar to our company as a positive factor in considering whether or not to enter into a business combination with us. However, there is no assurance that we will complete a business combination as successful as Mr. Rosenfeld’s prior blank check companies, or at all.

In June 2004, Arpeggio, a blank check company founded by Eric S. Rosenfeld, consummated its initial public offering, raising $36 million. In June 2006, Arpeggio completed a merger with Hill International. Hill International provides fee-based project management and construction claims services worldwide primarily serving the United States and other national governments, state and local governments, and the private sector. It was founded in 1976 and is headquartered in Marlton, New Jersey. Hill International has grown substantially since its business combination with Arpeggio. For example, its revenues have grown from $112 million in 2005 to $382 million in 2010. In the merger, Arpeggio issued approximately 14.5 million shares of its common stock to Hill International’s stockholders and provided for an additional 6.6 million contingent shares that would be issuable if certain earnings targets were achieved from 2006 – 2009. All of such contingent shares were issued as Hill International was successful in achieving its earnings targets. Immediately following the merger, Hill International was owned approximately 36% by Arpeggio’s former stockholders and 64% by Hill International’s former stockholders. The warrants issued in Arpeggio’s initial public offering were subsequently redeemed by Hill International in accordance with their terms, the result of which was Hill International receiving approximately $68 million from the exercise of such warrants. Hill International’s common stock currently trades on the New York Stock Exchange under the symbol HIL and its price has ranged from $2.35 to $19.30 following the completion of its business combination with Arpeggio, with a closing price of $5.59 on April 8, 2011. Eric S. Rosenfeld served as a director of Hill International from June 2006 to June 2010.

In October 2006, Rhapsody, a blank check company founded by Eric S. Rosenfeld and David Sgro, our Chief Financial Officer, consummated its initial public offering, raising $36 million. In July 2008, Rhapsody completed a merger with Primoris and, shortly thereafter, the company changed its name to “Primoris Services Corporation.” Primoris provides construction, fabrication, maintenance, replacement, and engineering services to public utilities, petrochemical companies, energy companies, and municipalities primarily in the United States and Canada. Primoris is headquartered in Dallas, Texas. Its revenues have grown from $543 million in 2007, the year before the merger with Rhapsody, to approximately $942 million in 2010. In the merger, Rhapsody issued approximately 24.1 million shares of its common stock to Primoris’s stockholders and provided for an additional 5.0 million contingent shares that would be issuable if certain earnings targets were achieved from 2008 and 2009. All of such contingent shares were issued as Primoris was successful in achieving its earnings targets. The warrants issued in Rhapsody’s initial public offering expired by their terms in October 2010. Primoris’s common stock currently trades on the Nasdaq Capital Market under the symbol PRIM and its price has ranged from $3.25 to $11.34 following the completion of its business combination with Rhapsody, with a closing price of $11.34 on April 8, 2011. Eric S. Rosenfeld and David D. Sgro currently serve as directors of Primoris.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of insider warrants and EBC warrants, our share capital, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement of insider warrants and EBC warrants are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, share exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with our company. Additionally, we have not contacted any of the prospective target businesses that Arpeggio Acquisition Corporation or Rhapsody Acquisition Corp., the only other blank check companies that our principals have been involved with, had considered and rejected. We do not intend to contact any of such targets unless we became aware that either the valuations, operations, profits or prospects of such target business have improved significantly. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

Subject to the limitations that a target business have a fair market value of at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls, advertisements or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. For instance, the Primoris transaction was made known to Rhapsody’s management through an industry professional that was aware of blank check companies similar to Rhapsody and had read Rhapsody’s prospectus prompting a request for an introduction. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. For instance, the Hill International transaction was brought to Eric Rosenfeld as a result of his prior work experience with a member of an investment banking firm that was representing Hill International as it explored strategic alternatives. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions, but will retain advisors as they deem necessary to assist them in their due diligence efforts. In no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or stockholders, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. As of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

Selection of a Target Business and Structuring of a Business Combination

Subject to the limitations that a target business have a fair market value of at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;
•	growth potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	barriers to entry;
•	stage of development of its products, processes or services;
•	degree of current or potential market acceptance of the products, processes or services;
•	proprietary features and degree of intellectual property or other protection for its products, processes or services;
•	regulatory environment of the industry; and
•	costs associated with effecting the business combination.

We believe such factors will be important in evaluating prospective target businesses. We will generally use these criteria and guidelines in evaluating acquisition opportunities although this list is not intended to be exhaustive. Furthermore, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for our initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business. If we acquire less than 100% of the equity interests or assets of the target business, we will not enter into a business combination unless either we or our public stockholders acquire at least a controlling interest in the target business (meaning not less than 50.1% of the voting equity interests in the target or all or substantially all of the assets of such target). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the trust account balance. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and
•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve Business Combination

In connection with any proposed business combination, we will either (i) seek stockholder approval of an initial business combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, or (ii) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote), in each case subject to the limitations described herein. If we seek stockholder approval of an initial business combination, any public stockholder voting against such proposed business combination will be entitled to demand that his shares be converted for $10.00 per share (regardless of whether the over-allotment option is exercised). In addition, any public stockholder will have the right to vote for the proposed business combination and demand that his shares be converted for a full pro rata portion of the amount then in the trust account (initially $10.10 per share (or $10.03 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes). If we decide to engage in a tender offer, each public shareholder will be entitled to receive a full pro rata portion of the amount then in the trust account (initially $10.10 per share (or $10.03 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes).

The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. For instance, asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would. Unlike other blank check companies which require stockholder votes and conduct proxy solicitations in conjunction with their initial business transactions and related conversions of public shares for cash upon consummation of such initial business combination even when a vote is not required by law, we will have the flexibility to avoid such stockholder vote and allow our stockholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if holders of less than 90% of our public shares elect to convert (in the case of a stockholder meeting) or sell their shares to us (in the case of a tender offer) and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Accordingly, holders of up to one share less than 90% of our public shares will be entitled to seek conversion of their shares or sell their shares to us and we will still be able to consummate our initial business combination. However, if we purchase up to 25% of the shares sold in this offering (as described below), the 90% conversion threshold will be reduced to a percentage such that we will have at least $5,000,000 of net tangible assets upon closing of the business combination. In this event, we would disclose the number of shares purchased by us and the revised conversion threshold in the materials distributed to our stockholders in connection with any vote to approve a business combination or any tender offer.

We chose our conversion threshold to ensure that we have at least $5,000,000 of net tangible assets upon consummation of this offering in order to avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. However, if we seek to consummate a business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such business combination, our conversion threshold may limit our ability to consummate such a business combination (as we may be required to have a lesser number of shares seek to convert or sell their shares to us in a tender offer) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 18 months from the consummation of this offering (or 24 months if we have executed a definitive agreement for a business combination within 18 months from the closing of this offering) in order to be able to receive a pro rata share of the trust account.

Our initial stockholders have agreed (i) to vote their shares in favor of any proposed business combination, (ii) not to convert any shares in connection with a stockholder vote to approve a proposed initial business combination and (iii) not to sell their shares to us pursuant to any tender offer described above.

Voting Restrictions in Connection with Stockholder Meeting

In connection with any vote for a proposed business combination, all of our initial stockholders, as well as all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering as well as any shares of common stock acquired in this offering or in the aftermarket in favor of such proposed business combination. None of our officers, directors, initial stockholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of stockholders vote, or indicate an intention to vote, against such proposed business combination, our officers, directors, initial stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote.

If holders of shares sold in this offering indicate an intention to vote against a proposed business combination and/or seek conversion of their shares into cash, we may negotiate arrangements to provide for the repurchase of such shares at the closing of the business combination using funds held in the trust account. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of our shares of common stock outstanding vote in favor of a proposed business combination and that holders of fewer than 90% of the shares sold in this offering demand conversion of their shares into cash where it appears that such requirements would otherwise not be met. All shares repurchased by us or our affiliates pursuant to such arrangements would be voted in favor of the proposed business combination. No such arrangements currently exist.

Conversion and Tender Rights

If we seek stockholder approval of an initial business combination at a meeting called for such purpose, public stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination. If we seek stockholder approval of an initial business combination, any public stockholder voting against such proposed business combination will be entitled to demand that his shares be converted for $10.00 per share (regardless of whether the over-allotment option is exercised). In addition, any public stockholder will have the right to vote for the proposed business combination and demand that his shares be converted for a full pro rata portion of the amount then in the trust account (initially $10.10 per share (or $10.03 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes). Alternatively, we may provide our stockholders with the opportunity to sell their shares of common stock to us through a tender offer (and thereby avoid the need for a stockholder vote). If we decide to engage in a tender offer, each public shareholder will be entitled to receive a full pro rata portion of the amount then in the trust account (initially $10.10 per share (or $10.03 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes).

Notwithstanding the foregoing, if we determine to hold a meeting to approve our initial business combination, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 10% or more of the shares of common stock sold in this offering. Accordingly, all shares in excess of 10% purchased by a holder will not be converted to cash. We believe this restriction will prevent stockholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. By limiting a stockholder’s ability to convert no more than 10% of the shares of common stock sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, this will also make it more likely for us to complete a business combination that may be opposed by a significant number of public shareholders.

Our initial stockholders will not have conversion or tender rights with respect to any shares of common stock owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

We may also require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option.

There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights. The need to deliver shares is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders seeking to exercise conversion rights prior to the consummation of the proposed business combination and the proposed business combination is not consummated this may result in an increased cost to stockholders.

Any request to convert such shares once made, may be withdrawn at any time up to the vote on the proposed business combination. Furthermore, if a holder of a public share delivered his certificate in connection with an election of their conversion and subsequently decides prior to the applicable date not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their conversion rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

Permitted Repurchases of our Securities

Prior to the consummation of a business combination, there will be released to us from the trust account amounts necessary to repurchase up to 25% of the shares sold in this offering (1,250,000 shares, or 1,437,500 shares if the over-allotment option is exercised in full) at any time commencing 61 days after the date of this prospectus and ending on the earlier of the date immediately prior to the vote held to approve such business combination or our determination to commence a tender offer. Purchases will be made only in open market transactions pursuant to a 10b5-1 plan that we will enter into immediately prior or on the date of this prospectus. The 10b5-1 plan will require us to maintain a limit order for the shares to be purchased by us at $9.60 per share during the purchase period until the maximum number of shares have been purchased. It is intended that repurchases will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume limitations) under the Exchange Act (although the repurchases will not actually be effectuated under Rule 10b-18). All shares repurchased by us will be immediately cancelled.

As described above, public stockholders have the right to seek conversion or sell their shares back to us in a tender offer and receive a pro rata share of the funds held in our trust account upon consummation of the proposed business combination. Alternatively, such stockholders could seek to sell their shares in the open market prior to the consummation of a proposed business combination. Our ability to repurchase such shares could provide a readily available market for a public stockholder wishing to sell his shares prior to the consummation of our initial business combination. Furthermore, because the shares which may be purchased by us in open market transactions will be purchased at prices no greater than $9.60 per share and such price is less than the $10.10 per share we are initially holding in trust, shareholders who vote in favor of a proposed business combination and seek conversion or who sell their shares to us in connection with a tender offer will receive a pro rata share of the difference between $10.10 per share and the purchase price we paid for the shares we purchase in such open market transactions.

The foregoing may have the effect of making it easier for us to complete our initial business combination because there would be fewer shares outstanding held by stockholders that might have had the intention of voting against any proposed business combination or seeking to sell shares back to us in a tender offer following such repurchases. However, if we made such repurchases, we would have less cash immediately available to us to complete a proposed business combination and therefore may be required to obtain third-party financing and it would result in less cash being available for use as working capital following the business combination.

Liquidation if No Business Combination

If we do not complete a business combination within 18 months from the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will seek stockholder approval to dissolve and as promptly as practicable liquidate all funds from our trust account only to our public stockholders, as part of our dissolution and plan of distribution and in accordance with the applicable provisions of the Delaware General Corporation Law, including our obligations under the Delaware General Corporation Law to provide for claims of creditors. The liquidating distribution to public stockholders will consist of an aggregate sum equal to the amount in the trust fund after distribution to us of amounts used to purchase shares of our common stock, plus all accrued interest after distribution of interest income on the trust account balance to us for working capital requirements, stock purchases and our tax obligations, and will be made in proportion to our public stockholders’ respective equity interests. In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, it is intended that our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Pursuant to the trust agreement governing such funds, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released (other than in connection with purchases of our securities, the funding of working capital and tax obligations, a conversion or a business combination as described elsewhere in this prospectus). Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and, other than in connection with purchases of our securities, the funding of working capital and tax obligations, a conversion or a business combination, the funds will not be available for any other corporate purpose. As promptly as practicable upon the later to occur of (i) the approval by our stockholders of our plan of distribution or (ii) the effective date of such approved plan of distribution, we will liquidate our trust account to our public stockholders. Concurrently, we shall pay, or reserve for payment, from interest released to us from the trust account if available, our liabilities and obligations. As more fully described below, Eric S. Rosenfeld has agreed that, if we dissolve prior to the consummation of a business combination, he will be personally liable to ensure that the proceeds in the trust account are not reduced by such liabilities and obligations.

Each of our initial stockholders has agreed to waive its rights to participate in any liquidation of our trust account or other assets with respect to the initial shares and to vote their initial shares in favor of any dissolution and plan of distribution which we submit to a vote of stockholders. There will be no distribution from the trust account with respect to our warrants, which will expire worthless if we are liquidated.

If we have not presented to public stockholders a proposed business combination within the required time period, public stockholders shall be entitled to receive a pro rata share of the trust account upon liquidation (which is initially anticipated to be approximately $10.10 per share). If, prior to our liquidation, we have presented to public stockholders a proposed business combination that ultimately was not completed, the public stockholders that either voted against the last proposed business combination before liquidation or did not vote on such business combination or sought to sell their shares to us in any tender offer commenced in connection with such proposed business combination shall be entitled to receive only $10.00 per share, and those public stockholders who either voted for the proposed business combination or did not seek to sell their shares to us in any tender offer and continued to hold their shares until liquidation shall be entitled to receive a pro rata share of the trust account (which initially anticipated to be approximately $10.10 per share) plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our public stockholders. Although we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Eric S. Rosenfeld has agreed, pursuant to an agreement with us and EarlyBirdCapital, that, if we liquidate prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account. We have questioned Mr. Rosenfeld on his financial net worth and reviewed his financial information and believe he will be able to satisfy any indemnification obligations that may arise. We cannot assure you, however, that he would be able to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than approximately $10.10 (or approximately $10.03 if the over-allotment option is exercised in full), plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least approximately $10.10 per share (or approximately $10.03 if the over-allotment option is exercised in full).

If we enter into a definitive agreement to complete an initial business combination prior to the expiration of 18 months from the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will seek stockholder approval to dissolve and liquidate as described above. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will distribute the funds to our public stockholders. Our instruction to the trustee will be given promptly after the later to occur of (i) the approval by our stockholders of our dissolution and plan of distribution or (ii) the effective date of such approved dissolution and plan of distribution.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our dissolution or if the stockholders seek to have us convert their respective shares for cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If a corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and we apply to the Court of Chancery for approval of such reasonable provisions of claims, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred if a proceeding with respect to such claim is not brought by the third anniversary of the dissolution (or such longer period directed by the Delaware Court of Chancery). Although we will seek stockholder approval for our dissolution and plan of distribution providing for the liquidation of the trust account to our public stockholders, we do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law so that we can make liquidating distributions as soon as possible. Because we will not be complying with Section 280, we will seek stockholder approval of a plan of distribution complying with Section 281(b) of the Delaware General Corporation Law that will reasonably provide for our payment, based on facts known to us at such time, of (i) all existing claims, including those that are contingent, (ii) all pending proceedings to which we are a party and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage after the consummation of this offering or potential target businesses. As described above, we intend to have all vendors, including lenders for money borrowed, that we engage after the consummation of this offering, prospective target businesses and other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.

We expect that all costs associated with the implementation and completion of our dissolution and plan of distribution (currently estimated to be between $15,000 and $35,000 if not done in connection with a stockholder vote with respect to a potential business combination) as well as funds for payments to creditors, if any, will be funded by the our assets held outside of the trust account as well as interest earned on the trust account released to us, although we cannot give you assurances that there will be sufficient funds for such purposes. If such funds are insufficient, Eric S. Rosenfeld has agreed to advance us the funds necessary to complete such liquidation and dissolution and has agreed not to seek repayment of such expenses.

We currently believe that any dissolution and plan of distribution in connection with to the expiration of the 18- and 24-month deadlines would proceed in approximately the following manner:

•	prior to such deadline, our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation and Delaware law, consider a resolution for us to dissolve and consider a plan of distribution which it may then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of distribution as well as the board’s recommendation of such plan;
•	upon such deadline, we would file our preliminary proxy statement with the SEC;
•	if the SEC does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail a definitive proxy statement to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our dissolution and plan of distribution; and
•	if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail a definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution and plan of distribution.

In the event we seek stockholder approval for a plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, it is intended that our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination or enter into a tender offer may delay the completion of a transaction;
•	our obligation to convert or repurchase shares of common stock held by our public stockholders may reduce the resources available to us for a business combination; and
•	our outstanding warrants and unit purchase option, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms. Furthermore, the fact that we will not be required to pay our underwriters any deferred compensation upon consummation of an initial business combination may give us a competitive advantage over other similarly structured blank check companies.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 777 Third Avenue, 37th Floor, New York, New York 10017. The cost for this space is included in the $10,000 per-month fee Crescendo Advisors II will charge us for general and administrative services commencing on the effective date of this prospectus pursuant to a letter agreement between us and Crescendo. We believe, based on rents and fees for similar services in New York, that the fee charged by Crescendo is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect each of our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation or tender offer materials sent to stockholders to assist them in assessing the target business. In all likelihood, the financial statements included in the proxy solicitation or tender offer materials will need to be prepared in accordance with U.S. GAAP. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2012 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will be listed on a national securities exchange, we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$47,400,000 of the net offering proceeds plus the $3,100,000 we will receive from the sale of the insider warrants and EBC warrants will be deposited into a trust account at _________, maintained by Continental Stock Transfer & Trust Company, acting as trustee	$43,425,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $47,400,000 of net offering proceeds plus the $3,100,000 we will receive from the sale of the insider warrants and EBC warrants held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in our trust account at the time of the execution of a definitive agreement for our initial business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of the Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent or amended Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in the Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.	No trading of the units or the underlying shares of common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the completion of a business combination and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of the Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will either (i) give our stockholders the opportunity to vote on the business combination or (ii) provide our public stockholders with the opportunity to sell their shares of common stock to us in a tender offer. If we hold a meeting to approve a proposed business combination, we will send each stockholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business transaction as we would have included in a proxy statement.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, if we do not complete an initial business combination within 18 months from the consummation of this offering, or 24 months from the consummation of this offering if we have executed a definitive agreement within such 18-month period, we will liquidate and distribute the funds included in our trust account to our stockholders.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account (i) that we may need to pay our tax obligations and (ii) any remaining interest that we need for our working capital requirements. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

	Terms of the Offering	Terms Under a Rule 419 Offering
Release of funds	Except for (i) amounts necessary to repurchase up to 25% of the shares sold in this offering, (ii) any interest earned on the proceeds held in the trust fund that we may need to pay our tax obligations and (iii) any interest earned on the proceeds held in the trust fund that we may need for our working capital requirements, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Eric S. Rosenfeld	53	Chairman and Chief Executive Officer
David D. Sgro	34	Chief Financial Officer, Secretary and Director
Mark Hauser	53	Director
Barry Erdos	67	Director
David Boris	50	Director

Eric S. Rosenfeld has been our chairman of the board and chief executive officer since our inception. We believe Mr. Rosenfeld is well-qualified to serve as a member of the board due to his public company experience, operational experience, and experience in prior blank check offerings, such as Arpeggio and Rhapsody. Mr. Rosenfeld has been the president and chief executive officer of Crescendo Partners, L.P., a New York-based investment firm, since its formation in November 1998. He has also been the senior managing member of Crescendo Advisors II LLC, the entity providing us with general and administrative services, since its formation in August 2000. In March 2008, Mr. Rosenfeld became the chairman of the board, chief executive and president of Symphony Acquisition Corp. and Staccato Acquisition Corp., two blank check companies each formed to complete a business combination with one or more businesses or entities. Due to market conditions, neither Symphony Acquisition Corp. nor Staccato Acquisition Corp. completed its initial public offering and neither engaged in any substantive operations. From April 2006 until July 2008, Mr. Rosenfeld served as the chairman of the board, chief executive officer and president of Rhapsody Acquisition Corp., a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Rhapsody Acquisition Corp. completed its business combination in July 2008 with Primoris Corporation and changed its name to Primoris Services Corporation and is now listed on the NASDAQ Stock Market. Mr. Rosenfeld has served as a director of that company since the merger. From its inception in April 2004 until June 2006, he was the chairman of the board, chief executive officer and president of Arpeggio Acquisition Corporation, an OTC Bulletin Board-listed blank check company formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Arpeggio Acquisition Corporation completed its business combination in June 2006 with Hill International, Inc., now listed on the New York Stock Exchange. Mr. Rosenfeld served as a director of Hill International, Inc. from the time of the business combination until June 2010. Mr. Rosenfeld is currently chairman of the board of CPI Aerostructures, Inc. an American Stock Exchange-listed company engaged in the contract production of structural aircraft parts principally for the U.S. Air Force and other branches of the U.S. armed forces. He became a director in April 2003 and chairman in January 2005. Since October 2005, he has been the chairman of the board of Computer Horizons Corp., quoted on the OTC-BB, that, before the sale of its operating businesses (at which time it was NASDAQ-listed), provided information technology professional services with a concentration in sourcing and managed services. Mr. Rosenfeld has also served on the board of Cott Corporation, a New York Stock Exchange-listed beverage company, since June 2008.

Prior to forming Crescendo Partners, Mr. Rosenfeld had been managing director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. since 1985. He was also chairman of the board of Spar Aerospace Limited, a company that provides repair and overhaul services for aircraft and helicopters used by governments and commercial airlines, from May 1999 through November 2001, until its sale to L-3 Communications. He served as a director of Hip Interactive, a Toronto Stock Exchange-listed company that distributes and develops electronic entertainment products, from November 2004 until July 2005. Mr. Rosenfeld also served as a director of AD OPT Technologies Inc., which was a Toronto Stock Exchange-listed company from April 2003 to November 2004, when it was acquired by Kronos Inc. Mr. Rosenfeld also served as a director and head of the special committee of Pivotal Corporation, a Canadian-based customer relations management software company that was sold to Chinadotcom in February 2004. He was a director of Sierra Systems Group, Inc., a Toronto Stock Exchange-listed information technology, management consulting and systems integration firm based in Canada from October 2003 until its sale in January 2007.

From October 2005 through March 2006, Mr. Rosenfeld was a director of Geac Computer Corporation Limited, a Toronto Stock Exchange and NASDAQ-listed software company, which was acquired by Golden Gate Capital. He was also a director of Emergis Inc., a Toronto Stock Exchange-listed company that enables the electronic processing of transactions in the finance and healthcare industries, from July 2004 until its sale to Telus Corporation in January 2008. Mr. Rosenfeld also served on the board of Matrikon Inc. a Toronto Stock Exchange-listed provider of solutions for industrial intelligence, from July 2007 until its sale to Honeywell International, Inc. in June 2010. He was also a member of the board of Dalsa Corporation, a Toronto Stock Exchange-listed company that designs and manufactures digital imaging products, from February 2008 until its sale to Teledyne in February 2011.

Mr. Rosenfeld is a regular guest lecturer at Columbia Business School and has served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School, the World Presidents’ Organization and the Value Investing Congress. He is a faculty member at the Director’s College. He has also been a regular guest host on CNBC. Mr. Rosenfeld received an A.B. in economics from Brown University and an M.B.A. from the Harvard Business School.

David D. Sgro, CFA, has been our chief financial officer and secretary since our inception and a member of our board of directors since March 2011. We believe Mr. Sgro is well-qualified to serve as a member of the board due to his public company experience, operational experience, and experience in prior blank check offerings, such as Rhapsody. From April 2006 to July 2008, Mr. Sgro served as the chief financial officer of Rhapsody Acquisition Corp. and since July 2008 has served as a director of Primoris Services Corporation. Mr. Sgro has been a Managing Director of Crescendo Partners, L.P., a Delaware limited partnership, since December 2008, a Senior Vice President from December 2007 to December 2008, a Vice President from December 2005 to December 2007, and an investment analyst from May 2005 to December 2005. Mr. Sgro has served on the board of Bridgewater Systems, Inc., a TSX listed telecommunications software company, since June 2008. In March 2008, Mr. Sgro became the chief financial officer, secretary and a director of each of Symphony Acquisition Corp. and Staccato Acquisition Corp. From August 2003 to May 2005, Mr. Sgro attended Columbia Business School. From June 1998 to May 2003, he worked as an analyst and then senior analyst at Management Planning, Inc., a firm engaged in the valuation of privately held companies. Simultaneously, Mr. Sgro worked as an associate with MPI Securities, Management Planning, Inc.’s boutique investment banking affiliate. From June 2004 to August 2004, Mr. Sgro worked as an analyst at Brandes Investment Partners. Mr. Sgro received a B.S. in Finance from The College of New Jersey and an M.B.A. from Columbia Business School. In 2001, he became a Chartered Financial Analyst (CFA) Charterholder. Mr. Sgro is a regular guest lecturer at the College of New Jersey and Columbia Business School.

Mark Hauser has been a member of our board of directors since March 2011. Since June 2010, Mr. Hauser has served as Senior Managing Director of OFS Capital, LLC, a finance company. From September 2007 to February 2009, Mr. Hauser was a Senior Managing Director at Sandell Asset Management, an international multi-strategy alternative asset manager, where he founded and was global head of the firm's private equity practice as well as a member of the investment committee. From July 2000 to June 2007, Mr. Hauser served as a Managing Director and member of the Investment Committee of FdG Associates, a New York-based private equity firm. Prior thereto, he was the founder and Managing Director of Tamarix Capital Corporation, a private international investment-banking firm, and he also worked as an attorney for Rogers & Wells in New York, Simmons & Simmons in London and Simons & Baffsky in Sydney. Mr. Hauser has significant international financial expertise and has served on the board of directors of numerous public and private companies which we believe makes him highly qualified to serve on our board of directors. Mr. Hauser graduated with a Bachelor of Economics Degree from Sydney University in 1978, a Bachelor of Law Degree from Sydney University in 1980, and a Master of Law Degree from the London School of Economics & Political Science in 1982.

Barry Erdos has been a member of our board of directors since March 2011. Mr. Erdos has been a consultant in the retail industry since May 2009. Mr. Erdos served as chief executive officer of F.A.O. Schwarz, Inc. from March 2009 until its acquisition by Toys “R” Us in May 2009. From 2005 until 2008, Mr. Erdos was director of Bluefly, Inc. where he was also president and chief operating officer in 2008. Prior to joining Bluefly, Inc., Mr. Erdos held senior management positions with prominent retailers, including president and chief operating officer of Build A Bear Workshop, chief operating officer of Ann Taylor, Inc., chief operating officer of J. Crew Group, and executive vice president and chief financial officer of The Limited Inc.’s Limited Express division. Mr. Erdos is currently a director of Destination Maternity Corporation, a leading designer and retailer of maternity apparel in the United States. Mr. Erdos qualifies as an “audit committee financial expert” satisfying the rules of the SEC. Mr. Erdos’s qualification as an audit committee financial expert as well as his extensive management experience make him highly qualified to serve both as a member of our board of directors and a financial expert on our audit committee. Through his experience in various senior management positions at several publicly-traded retail companies, Mr. Erdos has gained relevant expertise that he will draw upon in advising us with respect to our listing and filing compliance.

David Boris has been a member of our board of directors since March 2011. Mr. Boris has served as Managing Member of Hercules Laser LLC, a healthcare company, since October 2010. From January 2007 to May 2010, Mr. Boris served as Senior Managing Director and Head of Investment Banking at Pali Capital, Inc., an investment banking firm. From 2001 to January 2007, Mr. Boris was a founding member and Managing Director of Morgan Joseph & Co. Inc., where he was Head of both the Financial Sponsors and Media Groups. Mr. Boris is the former President of Ladenburg Thalmann Group Inc., and was also Executive Vice President and Head of Investment Banking. In addition, he was a co-founder, Director, and a principal shareholder of Brenner Securities Corporation and its successors. Mr. Boris was also previously employed at Oppenheimer & Company, as a Senior Vice President and Limited Partner. Mr. Boris began his career as a member of the Business Development Group of W.R. Grace & Company. We believe Mr. Boris’ extensive experience and contacts make him highly qualified to serve as a member of our board of directors. Mr. Boris is a graduate of Columbia Business School and a graduate of Vassar College, cum laude. Mr. Boris is an active member of the Young President's Organization and the World President’s Organization.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mark Hauser, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Barry Erdos and David Boris, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Eric S. Rosenfeld and David D. Sgro, will expire at the third annual meeting.

Special Advisor

We may seek guidance and advice from the following special advisor. We have no formal arrangement or agreement with this advisor to provide services to us and he has no fiduciary obligation to present business opportunities to us. This special advisor will simply provide advice, introductions to potential targets, and assistance to us, at our request, only if he is able to do so. Nevertheless, we believe with his business background and extensive contacts, he will be helpful to our search for a target business and our consummation of a business combination.

Joel Greenblatt is our special advisor who will advise us concerning our acquisition of a target business. Mr. Greenblatt is the managing partner of Gotham Capital III, L.P., an investment partnership he founded in April 1985, and a managing member of Gotham Capital V LLC. He was also a special advisor to Rhapsody Acquisition Corp. and was a special advisor to Arpeggio Acquisition Corporation. He is the former chairman of the board and a former board member of Alliant Techsystems, a New York Stock Exchange-listed aerospace and defense contractor. Since 1996, he has been on the adjunct faculty of Columbia Business School where he teaches “Security Analysis.” Mr. Greenblatt is the author of “You Can Be A Stock Market Genius” (Simon & Schuster, 1997) and “The Little Book That Beats the Market” (John Wiley & Sons, 2005). He received a B.S. (summa cum laude) and an MBA from the Wharton School of the University of Pennsylvania.

Executive and Director Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay Crescendo Advisors II, an affiliate of Eric S. Rosenfeld, a fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Rosenfeld compensation in lieu of a salary. Other than the $10,000 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Director Independence

The NASDAQ Stock Market requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have determined that upon consummation of this offering, each of Messrs. Erdos, Boris and Hauser will be an independent director, and therefore a majority of our board of directors will be composed of independent directors. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Barry Erdos, serving as chairman, Mark Hauser and David Boris, each of whom is an independent director under the NASDAQ Stock Market’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and
•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the NASDAQ Stock Market listing standards. The NASDAQ Stock Market listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the NASDAQ Stock Market that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Barry Erdos qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of David Boris, serving as chairman, Barry Erdos and Mark Hauswer, each of whom is an independent director under the NASDAQ Stock Market’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Ethics

Upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.
•	The initial shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed and subject to certain other limitations. Our officers and directors will also not receive distributions from the trust account with respect to any of their initial shares if we do not complete a business combination. Furthermore, the insider warrants purchased by our officers and directors, and any warrants which they may purchase in the aftermarket, will expire worthless if a business combination is not consummated within the required time period. Moreover, unless we consummate our initial business combination, our officers, directors and initial stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of our working capital. For the foregoing reasons, the personal and financial interests of our directors and executive officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their shares.
•	If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor. Furthermore, each of our officers and directors has pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe pre-existing fiduciary obligations, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe pre-existing fiduciary obligations and any successors to such entities have declined to accept such opportunities.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.

The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Affiliated Company	Name of Individual(s)	Priority/Preference relative to Trio Merger Corp.
Primoris Services Corporation	Eric S. Rosenfeld and David D. Sgro	Messrs. Rosenfeld and Sgro will be required to present all business opportunities which are suitable for Primoris Services Corporation to Primoris Services Corporation prior to presenting them to us. Primoris Services Corporation is a holding company with various subsidiaries that cumulatively form a diversified construction company providing a wide range of construction and product engineering services.
CPI Aerostructures, Inc.	Eric S. Rosenfeld	Mr. Rosenfeld will be required to present all business opportunities which are suitable for CPI Aerostructures to CPI Aerostructures prior to presenting them to us. CPI Aerostructures is engaged in the contract production of structural aircraft parts principally for the United States Air Force and other branches of the U.S. armed forces.
Computer Horizons Corp.	Eric S. Rosenfeld	Mr. Rosenfeld will be required to present all business opportunities which are suitable for Computer Horizons to Computer Horizons prior to presenting them to us. Computer Horizons provides IT professional services with a concentration in sourcing and managed services.
Bridgewater Systems	David D. Sgro	Mr. Sgro will be required to present all business opportunities which are suitable for Bridgewater Systems to Bridgewater Systems prior to presenting them to us. Bridgewater Systems develops software for the telecommunications industry.
Cott Corporation	Eric S. Rosenfeld	Mr. Rosenfeld will be required to present all business opportunities which are suitable for the Cott Corporation to the Cott Corporation prior to presenting them to us. Cott Corporation is a private label beverage company.
Destination Maternity Corporation	Barry Erdos	Mr. Erdos will be required to present all business opportunities which are suitable for Destination Maternity to Destination Maternity prior to presenting them to us. Destination Maternity is a leading designer and retailer of maternity apparel in the United States.
OFS Capital, LLC	Mark Hauser	Mr. Hauser will be required to present all business opportunities which are suitable for OFS Capital to OFS Capital prior to presenting them to us. OFS Capital is a finance company.
Hercules Laser LLC	David Boris	Mr. Boris will be required to present all business opportunities which are suitable for Hercules Laser to Hercules Laser prior to presenting them to us. Hercules Laser is a healthcare company.

In connection with any vote for a proposed business combination, all of our initial stockholders, as well as all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering as well as any shares of common stock acquired in this offering or in the aftermarket in favor of such proposed business combination. Additionally, our initial stockholders, as well as all of our officers and directors, have agreed not to convert any shares in connection with a stockholder vote to approve a proposed initial business combination or to sell their shares to us pursuant to any tender offer described above.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our initial stockholders. We also do not intend to pursue a business combination with any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which our existing stockholders, executive officers or directors are affiliated. However, if circumstances change and we decide to acquire such an entity, we are required to obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, except as described in this prospectus, none of our existing officers, directors or initial stockholders, or any entity with which they are affiliated, will be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of April 13, 2011 and as adjusted to reflect the sale of our shares of common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of the 5,700,000 insider warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering			After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Shares of Common Stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Shares of Common Stock
Eric S. Rosenfeld	910,312		63.3%	791,576		12.7%
David D. Sgro	129,375		9.0%	112,500		1.8%
Arnaud Ajdler	129,375		9.0%	112,500		1.8%
David Boris	15,000		1.0%	13,043		*
Mark Hauser	15,000		1.0%	13,043		*
Barry Erdos	15,000		1.0%	13,043		*
Riverview Group LLC(3)	71,875		5.0%	62,500		1.0%
York Capital Management Global Advisors, LLC(4)	71,875	(5)	5.0%	62,500	(6)	1.0%
All directors and executive officers as a group (five individuals)	1,084,687		75.5%	943,205		15.1%

(1)	Unless otherwise indicated, the business address of each of the individuals is 825 Third Avenue, 40th Floor, New York, New York 10022.
(2)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 187,500 shares of common stock held by our initial stockholders.
(3)	The business address of Riverview Group LLC is 666 Fifth Avenue, 8th Floor, New York, New York 10103. Larry Statsky has sole voting and dispositive power over such shares.
(4)	The business address of York Capital Management Global Advisors, LLC is 767 Fifth Avenue, 17th Floor, New York, New York 10153. James G. Dinan is the chairman and one of two senior managers of York Capital Management Global Advisors and as such has sole voting and dispositive power over such shares.
(5)	Represents shares of common stock held by York Select, L.P. and York Select Master Fund, L.P. York Capital Management Global Advisors, LLC is the investment manager of such entities and has sole voting and dispositive power over such shares.

Immediately after this offering, our initial stockholders will beneficially own 20% of the then issued and outstanding shares of common stock (assuming none of them purchase any units offered by this prospectus). None of our initial stockholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our initial stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our initial stockholders will be required to forfeit up to an aggregate of 187,500 shares of common stock. Our initial stockholders will be required to forfeit only a number of shares necessary to maintain their collective 20% ownership interest in our shares of common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the date of the consummation of our initial business combination or earlier if, subsequent to our business combination, we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Up to 187,500 of the initial shares may also be released from escrow earlier than this date for cancellation if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) for transfers to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of our securities or (vi) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate the trust account, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

The initial stockholders and EarlyBirdCapital (and/or its designees) have committed to purchase the insider warrants and EBC warrants, respectively, for an aggregate purchase price of $3,100,000. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants and EBC Warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants and EBC warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as such warrants are held by the initial purchasers or their affiliates. The purchasers have agreed that the insider warrants and EBC warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed a business combination.

If necessary to meet our working capital needs following the consummation of this offering, our officers, directors, initial stockholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $500,000 of the notes may be converted into warrants at a price of $0.50 per warrant. The warrants would be identical to the insider warrants. If we do not complete a business combination, the loans will be forgiven.

Eric S. Rosenfeld is our “promoter,” as that term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

In February 2011, we issued an aggregate of 1,437,500 shares of common stock to the individuals set forth below for $25,000 in cash, at a purchase price of approximately $0.02 per share, as follows:

Name	Number of Shares	Relationship to Us
Eric S. Rosenfeld	910,312	Chairman and Chief Executive Officer
David D. Sgro	129,375	Chief Financial Officer and Secretary
Arnaud Ajdler	129,375	Initial Stockholder
Gregory Monahan	64,688	Initial Stockholder
David Boris	15,000	Director
Mark Hauser	15,000	Director
Barry Erdos	15,000	Director
Joel Greenblatt	15,000	Special Advisor
Riverview Group LLC	71,875	Initial Stockholder
York Select, L.P.	38,793	Initial Stockholder
York Select Master Fund, L.P.	33,082	Initial Stockholder

If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders have agreed to forfeit up to an aggregate of 187,500 shares of common stock in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited to treasury shares and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the shares of common stock forfeited and the price paid for such forfeited shares (which would be an aggregate total of approximately $3,260 for all 187,500 shares). Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholder’s ownership at a percentage of the number of shares to be sold in this offering. An increase in offering size could result in the per-share conversion or liquidation price decreasing by as much as $____.

The initial stockholders and EarlyBirdCapital (and/or its designees) have committed to purchase the insider warrants and EBC warrants, respectively, from us on a private placement basis simultaneously with the consummation of this offering, for an aggregate purchase price of $3,100,000. The purchase price for the insider warrants and EBC warrants will be delivered to Graubard Miller, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of such warrants, at least 24 hours prior to the date of this prospectus to hold until we consummate this offering. Graubard Miller will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The insider warrants and EBC warrants will be identical to the warrants underlying the units being offered by this prospectus except that the they will be exercisable for cash or on a cashless basis, at the holders’ option, and will not be redeemable by us, in each case so long as such warrants are held by the initial purchasers or their affiliates. The purchasers have agreed that the insider warrants and EBC warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed a business combination.

If necessary to meet our working capital needs following the consummation of this offering, our officers, directors, initial stockholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $500,000 of the notes may be converted into warrants at a price of $0.50 per warrant. The warrants would be identical to the insider warrants. If we do not complete a business combination, the loans will be forgiven.

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants and EBC warrants and any warrants our officers, directors, initial stockholders or their affiliates may be issued upon conversion of promissory notes issued for working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the insider warrants and EBC warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Crescendo Advisors II, an affiliate of Eric S. Rosenfeld, has agreed that, commencing on the effective date of this prospectus through the earlier of our consummation of a business combination or our liquidation, it will make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We have agreed to pay Crescendo $10,000 per month for these services. Eric S. Rosenfeld is the majority holder of Crescendo Advisors II, LLC. Accordingly, Mr. Rosenfeld will benefit from the transaction to the extent of his interest in Crescendo Advisors II, LLC. However, this arrangement is solely for our benefit and is not intended to provide Mr. Rosenfeld compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Crescendo Advisors II, LLC is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, Eric S. Rosenfeld has advanced to us an aggregate of $100,000 to cover expenses related to this offering. The loan is payable without interest on the earlier of (i) February 25, 2012, (ii) the consummation of this offering or (iii) the date on which we determine not to proceed with our initial public offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us. Our audit committee will review and approve all reimbursements and payments made to any initial stockholder or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

Other than the fees described above and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our existing stockholders, officers or directors who owned our shares of common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our initial stockholders. We do not intend to pursue a business combination with any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which our existing stockholders, executive officers or directors are affiliated. However, if circumstances change and we decide to acquire such an entity, we are required to obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors or initial stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

DESCRIPTION OF SECURITIES

General

As of the date of this prospectus, we are authorized to issue 55,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 1,437,500 shares of common stock are outstanding, held by 11 stockholders of record.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering.

We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if EarlyBirdCapital has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, all of our initial stockholders, as well as all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and any shares purchased in this offering or following this offering in the open market in favor of the proposed business combination.

We will proceed with the business combination only if public stockholders owning less than 90% of the total number of shares sold in this offering exercise their conversion rights or seek to sell their shares to us in a tender offer and, solely if we are holding a meeting to approve such business combination, if a majority of the shares of common stock voted are voted in favor of the business combination. Notwithstanding the foregoing, without our prior written consent, no public stockholder, whether acting singly or with any affiliate or other person acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be permitted to exercise voting rights on any proposal submitted for consideration at a meeting relating to a proposed business combination with respect to more than 10% of the shares sold in this offering. Accordingly, all Excess Shares beneficially owned (as defined in Section 13(d)(3) of the Exchange Act) by a public stockholder (or stockholders if they are acting in concert or as a group) shall be voted by our management in favor of all proposals submitted for consideration at such meeting and will not be converted to cash.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination within 18 months from the consummation of this offering, or 24 months from the consummation of this offering if the extension criteria have been satisfied, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our initial stockholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to have their shares of common stock converted to cash if they vote on the proposed business combination or seek to sell their shares in a tender offer in connection with such business combination and the business combination is completed. Public stockholders who convert their shares or sell their shares to us in any tender offer still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

There are no shares of preferred stock outstanding. Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each public warrant entitles the registered holder to purchase one share of common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing upon the completion of a business combination. However, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the trading day prior to the date of exercise. The warrants will expire three years from the date of consummation of our initial business combination at 5:00 p.m., New York City time.

The insider warrants, EBC warrants, as well as any warrants we issue to our officers, directors, initial stockholders or their affiliates upon conversion of promissory notes issued for working capital loans made to us, will be identical to the public warrants underlying the units being offered by this prospectus except that such warrants will be exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. The purchasers have agreed that such warrants will not be sold or transferred by them until after we have completed a business combination.

We may call the warrants for redemption (excluding the insider warrants and EBC warrants but including any warrants issued upon exercise of the unit purchase option granted to EarlyBirdCapital), in whole and not in part, at a price of $0.01 per warrant,

•	at any time while the warrants are exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder,
•	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $12.50 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, and
•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants (including the insider warrants and EBC warrants) in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the underwriters an option to purchase up to a total of 500,000 units at $11.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Dividends

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Listing or Quotation of our Securities

There is presently no public market for our units, shares of common stock or warrants. We have applied to have the units, and the shares of common stock and warrants once they begin separate trading, listed on the NASDAQ Capital Market under the symbols TRIOU, TRIO and TRIOW, respectively. Although, after giving effect to this offering, we meet on a pro forma basis the minimum initial listing standards of the NASDAQ Capital Market, which generally only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the NASDAQ Capital Market as we might not meet certain continued listing standards.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 6,250,000 shares of common stock outstanding, or 7,187,500 shares if the over-allotment option is exercised in full. Of these shares, the 5,000,000 shares sold in this offering, or 5,750,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares have been placed in escrow and will not be transferable until they are released except in limited circumstances described elsewhere in this prospectus.

Rule 144

A person who has beneficially owned restricted shares of common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 62,500 shares immediately after this offering (or 71,875 if the over-allotment option is exercised in full); and
•	the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial stockholders will be able to sell their initial shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants and EBC warrants and any warrants our officers, directors, initial stockholders or their affiliates may be issued upon conversion of promissory notes issued for working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the insider warrants and EBC warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

We intend to offer our securities described in this prospectus through the underwriters named below. EarlyBirdCapital, Inc. is the representative for the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase from us the number of units listed next to its name in the following table:

Underwriters	Number of Units
EarlyBirdCapital, Inc.
Total	5,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $____ per unit and the dealers may reallow a concession not in excess of $____ per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the shares of common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-allotment Option

We have granted the underwriters an option to buy up to 750,000 additional units. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per Unit	Without Over-allotment		With Over-allotment
Public offering price	$10.00	$50,000,000		$57,500,000
Discount	$0.35	$1,750,000	(1)	$2,012,500	(1)
Proceeds before expenses(2)	$9.65	$48,250,000		$55,487,500

(1)	We have paid EarlyBirdCapital an advance of an aggregate of $25,000 against the underwriting commissions payable by us to the underwriters in this offering.
(2)	The offering expenses are estimated at $450,000.

No discounts or commissions will be paid on the sale of the insider warrants or EBC warrants.

We have also agreed to pay $10,000 to EarlyBirdCapital’s counsel for its expenses incurred in registering this offering with FINRA.

Merger/Acquisition Fee

We have engaged EarlyBirdCapital, Inc. as an investment banker to provide us with merger and acquisition services in connection with our initial business combination. Pursuant to this arrangement, we anticipate EarlyBirdCapital will assist us in negotiating and structuring the terms of our initial business combination, valuing and structuring any proposed offer to be made to a target business and negotiating a letter of intent and/or definitive agreement with any potential target business. We will pay EarlyBirdCapital a cash fee for such services upon the consummation of our initial business combination in an amount equal to $2,012,500 (exclusive of any applicable finders’ fees which might become payable). This fee was negotiated between us and EarlyBirdCapital in an arm’s length negotiation based on the services we expect them to provide us in connection with our initial business combination as described above.

EBC Warrants

EarlyBirdCapital, Inc. has committed to purchase the 500,000 EBC warrants for an aggregate purchase price of $250,000, or $0.50 per warrant. The EBC warrants will become exercisable on the consummation of our initial business combination and will expire on the earlier of (i) three years from the date on which a business combination is completed or (ii) our liquidation (which in no event will be later than five years from the effective date of the registration statement of which this prospectus forms a part). Each EBC warrant entitles the holder to purchase one share of common stock at a price of $7.50. The 500,000 EBC warrants and the 500,000 shares of common stock underlying the EBC warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Manual. Additionally, the EBC warrants may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any selected dealer participating in the offering and the bona fide officers or partners of the underwriter and any such participating selected dealer. The EBC warrants will be identical to the public warrants underlying the units being offered by this prospectus except that such warrants will be exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. EBC has agreed that the EBC warrants will not be sold or transferred by it (except to certain permitted transferees) until after we have completed an initial business combination. We have granted EarlyBirdCapital the registration rights as described under the section “Shares Eligible for Future Sale — Registration Rights.”

Purchase Option

We have agreed to sell to EarlyBirdCapital (and/or its designees), for $100, an option to purchase up to a total of 500,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $11.00 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the effective date of the registration statement of which this prospectus forms a part. The option and the 500,000 units, the 500,000 shares of common stock and the 500,000 warrants underlying such units, and the 500,000 shares of common stock underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00.
•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the NASDAQ Stock Market, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

Graubard Miller, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Trio Merger Corp. (a company in the development stage) as of March 2, 2011 and for the period from February 2, 2011 (inception) through March 2, 2011 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Trio Merger Corp. (a company in the development stage) to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Trio Merger Corp.
(A Company In the Development Stage)

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
of Trio Merger Corp.

We have audited the accompanying balance sheet of Trio Merger Corp. (a company in the development stage) (the “Company”) as of March 2, 2011, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from February 2, 2011 (inception) through March 2, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trio Merger Corp. (a company in the development stage), as of March 2, 2011, and the results of its operations and its cash flows for the period from February 2, 2011 (inception) through March 2, 2011 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of March 2, 2011 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

New York, New York
March 14, 2011

Trio Merger Corp.
(A Company In the Development Stage)

Balance Sheet
March 2, 2011

ASSETS
Current assets – Cash and cash equivalents	$102,016
Deferred offering costs associated with proposed public offering	22,500
Total assets	$124,516
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Note payable to Affiliate	$100,000
Total liabilities	100,000
COMMITMENTS
Stockholders’ equity
Preferred stock, $0.0001 par value, 1,000,000 authorized shares and no outstanding shares	—
Common Stock, $0.0001 par value, 55,000,000 authorized shares and 1,437,500 issued and outstanding shares(1)	144
Additional paid-in capital	24,856
Deficit accumulated during the development stage	(484)
Total stockholders’ equity	24,516
Total liabilities and stockholders’ equity	$124,516

(1)	Includes an aggregate of 187,500 shares subject to forfeiture by the initial stockholders to the extent that the underwriter’s over-allotment option is not exercised in full. (Note 7)

The Accompanying Notes are an Integral Part of these Financial Statements.

Trio Merger Corp.
(A Company In the Development Stage)

Statement of Operations
For the period February 2, 2011 (Inception) to March 2, 2011

Formation costs and operating expenses	(484)
Net loss	$(484)
Weighted average shares outstanding, basic and diluted(1)	1,250,000
Basic and diluted net loss per share	(0.00)

(1)	Excludes an aggregate of 187,500 shares subject to forfeiture by the initial stockholders to the extent that the underwriter’s over-allotment option is not exercised in full. (Note 7)

The Accompanying Notes are an Integral Part of these Financial Statements.

Trio Merger Corp.
(A Company In the Development Stage)

Statement of Changes in Stockholders’ Equity
For the period February 2, 2011 (Inception) to March 2, 2011

	Common Stock(1)		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Shares	Amount
Common stock issued February 15, 2011 at approximately $0.01739 per share for cash	1,437,500	$144	$24,856	$—	25,000
Net Loss	—	—		(484)	(484)
Balance at March 2, 2011	1,437,500	$144	$24,856	$(484)	$24,516

(1)	Includes an aggregate of 187,500 shares subject to forfeiture by the initial stockholders to the extent that the underwriter’s over-allotment option is not exercised in full. (Note 7)

The Accompanying Notes are an Integral Part of these Financial Statements.

Trio Merger Corp.
(A Company In the Development Stage)

Statement of Cash Flows
For the period February 2, 2011 (Inception) to March 2, 2011

Cash Flow From Operating Activities
Net loss	$(484)
Net cash used in operating activities	(484)
Cash Flow From Financing Activities
Proceeds from sale of common stock to initial stockholders	25,000
Proceeds from note payable to affiliate	100,000
Payment of deferred offering costs	(22,500)
Net cash provided by financing activities	102,500
Net increase in cash	102,016
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, ending of period	$102,016

The Accompanying Notes are an Integral Part of these Financial Statements.

Trio Merger Corp.
(A Company In the Development Stage)

Notes to Financial Statements

Note 1 — Organization and Plan of Business Operations and Going Concern Consideration

Trio Merger Corp. (the “Company”) was incorporated in Delaware on February 2, 2011 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, or other similar business combination, one or more operating businesses (a “Business Combination”).

At March 2, 2011, the Company had not yet commenced any operations. All activity through March 2, 2011 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company is considered to be a development stage company and, as such, the Company’s financial statements are prepared in accordance with the Accounting Standards Codification (“ASC”) topic 915 “Development Stage Entities.” The Company is subject to all of the risks associated with development stage companies.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 5,000,000 units (or 5,750,000 units if the underwriters’ over-allotment option is exercised in full) (“Units”) which is discussed in Note 3 (“Proposed Public Offering”), the sale of 5,700,000 warrants (“Insider Warrants”) at a price of $0.50 per warrant in a private placement to certain of the Company’s stockholders prior to the Proposed Public Offering (“Initial Stockholders”) and 500,000 warrants at a price of $0.50 per warrant in a private placement to EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters (the “Representative Warrants”), which are described in Note 6. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Public Offering, Insider Warrants and the Representative Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. However, the Company’s initial Business Combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such Business Combination, although this may entail simultaneous acquisitions of several target businesses. Furthermore, there is no assurance that the Company will be able to effect a Business Combination successfully. Upon the closing of the Proposed Public Offering, management has agreed that at least $10.10 per Unit sold (or approximately $10.03 if the underwriters’ over-allotment option is exercised in full) in the Proposed Public Offering, including the proceeds of the private placements of the Insider Warrants and the Representative Warrants will be held in a trust account (“Trust Account”) and invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended the (“Investment Company Act”), having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of its initial Business Combination, (ii) the Company’s failure to consummate a Business Combination within the prescribed time and (iii) the Common Stock trades at or below $9.60 per share, subject to certain criteria discussed below. In the event that the Common Stock trades at or below $9.60 per share, there can be released to the Company from the trust account amounts necessary to purchase up to 25% of the shares sold in the Proposed Public Offering (1,250,000 shares, or 1,437,500 shares if the over-allotment option is exercised in full). Such purchases will commence 61 days after the date of the registration statement relating to the Proposed Public Offering (the “Effective Date”) and end on the earlier of the date immediately prior to the vote held to approve such initial Business Combination or the Company’s determination to commence a tender offer. Any such purchases will be made only in open market transactions pursuant to a 10b5-1 plan that the Company intends to enter on the Effective Date (the “Share Repurchase Plan”). The Share Repurchase Plan will require the Company to purchase its shares at a price per share not to exceed the market price at any time when the market price falls equal to or below $9.60 per share. The Share Repurchase Plan will remain in place until the maximum number of shares has been purchased under such plan or it expires by its own terms. It is intended that purchases will comply with the technical requirements Rule 10b-18 (including timing, pricing and volume of purchases) under the Exchange Act (although the purchases will not actually be

Trio Merger Corp.
(A Company In the Development Stage)

Notes to Financial Statements

Note 1 — Organization and Plan of Business Operations and Going Concern Consideration  – (continued)

effected under Rule 10b-18). All shares purchased by the Company will be cancelled. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Company’s Chief Executive Officer has agreed that he will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that he will be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company to fund working capital requirements as well as for any amounts that are necessary to pay the Company’s tax obligations.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to provide stockholders who acquired shares in the Proposed Public Offering (“Public Stockholders”) with the opportunity to convert their Public Shares for a pro rata share of the Trust Account. In the event that stockholders owning 90% or more of the shares sold as part of the Units in the Proposed Public Offering exercise their conversion rights described below or are sold to the Company for cancelation under the Share Repurchase Plan, the Business Combination will not be consummated. All of the Initial Stockholders will vote any shares they then hold in favor of any proposed Business Combination and will waive any conversion rights they may have in connection with the Business Combination and will not sell any shares to the Company in any tender offer in connection with the Business Combination pursuant to letter agreements to be executed prior to the Proposed Public Offering.

In connection with any proposed Business Combination, the Company will either (i) seek stockholder approval of an initial Business Combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed Business Combination or (ii) provide its stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote). If the Company seeks stockholder approval of an initial Business Combination, any Public Stockholder voting against such proposed Business Combination will be entitled to demand that his shares be converted for $10.00 per share (regardless of whether the over-allotment option is exercised). In addition, any Public Stockholder will have the right to vote for the proposed Business Combination and demand that his shares be converted for a full pro rata portion of the amount then in the Trust Account (initially $10.10 per share (or $10.03 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay its taxes). If the Company decides to engage in a tender offer, each Public Stockholder will be entitled to receive a full pro rata portion of the amount then in the Trust Account (initially $10.10 per share (or $10.03 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay its taxes).

The Company will consummate a Business Combination only if holders of less than 90% of the public shares elect to convert (in the case of a stockholder meeting) or sell their shares to the Company (in the case of a tender offer) and, solely if the Company seeks stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, if the Company purchases up to 25% of the shares sold in the Proposed Public Offering (as described above), the 90% conversion threshold will be reduced to a percentage such that at least $5,000,000 of funds held in the Trust Account are released to the Company upon closing of the Business Combination. Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation of the Company will provide that a Public Stockholder,

Trio Merger Corp.
(A Company In the Development Stage)

Notes to Financial Statements

Note 1 — Organization and Plan of Business Operations and Going Concern Consideration  – (continued)

together with any affiliate or other person with whom such Public Stockholder is acting in concert or as a “group” (within the meaning of Section 13 of the Securities Act of 1934, as amended), will be restricted from seeking conversion rights with respect to an aggregate of more than 10% of the shares of common stock sold in the Proposed Public Offering (but only with respect to the amount over 10% of the shares of common stock sold in the Proposed Public Offering). A “group” will be deemed to exist if Public Stockholders (i) file a Schedule 13D or 13G indicated the presence of a group or (ii) acknowledge to the Company that they are acting, or intend to act, as a group.

Pursuant to the Company’s amended and restated certificate of incorporation to be in effect upon consummation of the Proposed Business Combination, if the Company does not consummate a Business Combination within 18 months from the consummation of the Proposed Public Offering, or 24 months from the consummation of the Proposed Public Offering if the extension criteria have been satisfied, its corporate existence will cease except for the purposes of dissolving as promptly as practicable and liquidating and the Company will seek stockholder approval to dissolve and liquidate. The Initial Stockholders have agreed to vote in favor of any such liquidation and the Company’s Chief Executive Officer has agreed to advance any funds necessary for such dissolution and liquidation (to the extent funds are not available to the Company outside of the Trust Account) and to not seek repayment of such funds. If the Company is forced to liquidate prior to a Business Combination, its Public Stockholders are entitled to share ratably in the Trust Account, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. The Initial Stockholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

In the event of a liquidation, if the Company has not presented to Public Stockholders a proposed Business Combination within the required time period, Public Stockholders shall be entitled to receive a pro rata share of the Trust Account upon liquidation (which is initially anticipated to be approximately $10.10 per share, or $10.03 if the over-allotment option is exercised in full). If, prior to the Company’s liquidation, the Company has presented to Public Stockholders a proposed Business Combination that ultimately was not completed, the Public Stockholders that either voted against the last proposed Business Combination before liquidation or did not vote on such Business Combination or sought to sell their shares to the Company in any tender offer commenced in connection with such proposed Business Combination shall be entitled to receive only $10.00 per share, and those Public Stockholders who either voted for the proposed Business Combination or did not seek to sell their shares to the Company in any tender offer and continued to hold their shares until liquidation shall be entitled to receive a pro rata share of the Trust Account (which initially anticipated to be approximately $10.10 per share, or $10.03 per share if the over-allotment option is exercised in full), plus any pro rata interest earned on the Trust Account not previously released to the Company).

Note 2 — Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement

Trio Merger Corp.
(A Company In the Development Stage)

Notes to Financial Statements

Note 2 — Significant Accounting Policies  – (continued)

recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on February 2, 2011, the evaluation was performed for the upcoming 2011 tax year, which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from February 2, 2011 (inception) through March 2, 2011. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Loss Per Share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture (Note 7).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through March [•], 2011, the date these financial statements were available to be issued, require potential adjustment to or disclosure in the financial statements and has concluded that no subsequent events have occurred that would require recognition in the financial statements or disclosure in the notes to the financial statements.

Note 3 — Proposed Public Offering

The Proposed Public Offering calls for the Company to offer for public sale up to 5,000,000 units at a proposed offering price of $10.00 per unit (plus up to an additional 750,000 units solely to cover over-allotments, if any). Each unit consists of one share of common stock in the Company and one Warrant to purchase one share of common stock of the Company (“Warrants”). Each Warrant entitles the holder to purchase one share of common stock at a price of $7.50 commencing on the completion of a Business Combination and expiring three years from the completion of a Business Combination, or earlier upon redemption. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days’ notice, only in the event that the last sale price of the shares of common stock is at least $12.50 per share for any 20 trading days within a 30-trading day period (“30-Day Trading Period”) ending on the third day prior to the date on which notice of redemption is given and there is a current registration statement in effect with

Trio Merger Corp.
(A Company In the Development Stage)

Notes to Financial Statements

Note 3 — Proposed Public Offering  – (continued)

respect to the shares of common stock underlying such Warrants commencing five business days prior to the 30-Day Trading Period and continuing each day thereafter until the date of redemption. If the Company redeems the Warrants as described above, management will have the option to require any holder that wishes to exercise his Warrant to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering his Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of (i) the number of shares of common stock underlying the Warrants, and (ii) the difference between the exercise price of the Warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Public Offering the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. There are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant for cash and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the Warrant exercise. However, if the Company has not filed with the SEC a registration statement covering the ordinary shares issuable upon exercise of the Warrants and a prospectus relating to such ordinary shares within a certain period of time, commencing on that day, warrant holders may, until such time as there is an effective registration statement and during any period thereafter when the Company has failed to maintain an effective registration statement, exercise warrants on a cashless basis.

Note 4 — Deferred Offering Costs

Deferred offering costs consist principally of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s equity upon the receipt of the capital raised. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred will be charged to operations.

Note 5 — Note Payable to Affiliates

The Company issued a $100,000 principal amount unsecured promissory note to Eric S. Rosenfeld, one of the Company’s Initial Stockholders on February 25, 2011. The note is non-interest bearing and payable on the earlier of (i) February 25, 2012, (ii) the consummation of the Proposed Public Offering or (iii) the date on which the Company determines not to proceed with the Proposed Public Offering. Due to the short-term nature of the note, the fair value of the note approximates the carrying amount.

Note 6 — Commitments

The Company will pay the underwriters in the Proposed Public Offering an underwriting discount of 3.5% of the gross proceeds of the Proposed Public Offering. The Company will also issue a unit purchase option, for $100, to EBC or its designees to purchase 500,000 units at an exercise price of $11.00 per unit. The units issuable upon exercise of this option are identical to the units being offered in the Proposed Public Offering. The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Proposed Public Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $1,546,029 (or $3.09 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option to be granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 2.18% and (3) expected life of five years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case

Trio Merger Corp.
(A Company In the Development Stage)

Notes to Financial Statements

Note 6 — Commitments  – (continued)

of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying shares of common stock) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

The Company presently occupies office space provided by an affiliate of the Company’s Chairman and Chief Executive Officer. Such affiliate has agreed that until the Company consummates a Business Combination, they will make such office space, as well as certain office and secretarial services, available to the Company as may be required by the Company from time to time. The Company has agreed to pay an aggregate of $10,000 per month for such services commencing on the effective date of the Proposed Public Offering.

Certain of the Initial Stockholders of the Company have committed to purchase 5,700,000 Insider Warrants at $0.50 per warrant (for an aggregate purchase price of $2,850,000) from the Company. EBC has committed to purchase 500,000 representative warrants at $0.50 per warrant (for an aggregate purchase price of $250,000) from the Company. These purchases will take place concurrently with the consummation of the Proposed Public Offering. All of the proceeds received from the Insider Warrants and the Representative Warrants purchases will be placed in the Trust Account. The Insider Warrants and the Representative Warrants will be identical to the warrants underlying the Units being offered in the Proposed Public Offering, except that: (i) the Insider Warrants and the Representative Warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act, (ii) the Insider Warrants and the Representative Warrants will be non-redeemable and (iii) the Insider Warrants and the Representative Warrants are exercisable on a “cashless” basis, in each case, if held by the initial holders or permitted assigns. The transfer restrictions do not apply to transfers made pursuant to registration or an exemption that is occasioned by operation of law or for estate planning purposes, while remaining in escrow.

The Initial Stockholders and the holders of the Insider Warrants and the Representative Warrants (or underlying shares of common stock) will be entitled to registration rights with respect to the founding shares and the Insider Warrants and the Representative Warrants (or underlying shares of common stock) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants and the Representative Warrants (or underlying shares of common stock) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Insider Warrants and the Representative Warrants (or underlying shares of common stock) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

The Company has engaged EBC on a non-exclusive basis, to act as its advisor and investment banker in connection with its initial Business Combination to provide it with assistance in negotiating and structuring the terms of its initial Business Combination. The Company will pay EBC a cash fee of $2,012,500 for such services upon the consummation of its initial Business Combination.

Trio Merger Corp.
(A Company In the Development Stage)

Notes to Financial Statements

Note 7 — Stockholder Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of March 2, 2011, there are no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 55,000,000 shares of common stock with a par value of $0.0001 per share.

In connection with the organization of the Company, a total of 1,437,500 shares of the Company’s shares of common stock were sold to the Initial Stockholders at a price of approximately $0.01739 per share for an aggregate of $25,000 (the “Founder’s Shares”).

As of March 2, 2011, 1,437,500 shares of common stock were issued and outstanding, of which 187,500 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full so that the Company’s Initial Stockholders will own 20% of the issued and outstanding shares after the Proposed Public Offering. All of these shares will be placed into an escrow account on the Effective Date. Subject to certain limited exceptions, these shares will not be released from escrow until one year after the date of the consummation of an initial Business Combination or earlier if, subsequent to the Company’s initial Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Until __________, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$50,000,000

Trio Merger Corp.

5,000,000 Units

PROSPECTUS

EarlyBirdCapital, Inc.

______________, 2011

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$500	(1)
SEC Registration Fee	12,756
FINRA filing fee	11,488
Accounting fees and expenses	40,000
NASDAQ Stock Market listing fees	75,000
Printing and engraving expenses	35,000
Directors & Officers liability insurance premiums	75,000	(2)
Legal fees and expenses	250,000
Miscellaneous	25,756	(3)
Total	$525,500

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company [$5,500] for acting as trustee, as transfer agent of the registrant’s shares of common stock, as warrant agent for the registrant’s warrants and as escrow agent.
(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a)	During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Name	Number of Shares
Eric S. Rosenfeld	910,312
David D. Sgro	129,375
Arnaud Ajdler	129,375
Gregory Monahan	64,688
David Boris	15,000
Mark Hauser	15,000
Barry Erdos	15,000
Joel Greenblatt	15,000
Riverview Group LLC	71,875
York Select, L.P.	38,793
York Select Master Fund, L.P.	33,082

All such shares were issued in February 2011 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to accredited investors. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.02 per share.

In addition, the Company’s initial stockholders and EarlyBirdCapital, Inc. have committed to purchase an aggregate of 6,200,000 warrants from us on a private placement basis simultaneously with the consummation of this offering, for an aggregate purchase price of $3,100,000. These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
1.2	Merger and Acquisition Agreement.*
3.1	Certificate of Incorporation.**
3.2	Amended and Restated Certificate of incorporation.*
3.3	Bylaws.**
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
4.5	Form of Unit Purchase Option to be issued to EarlyBirdCapital, Inc.*
5.1	Opinion of Graubard Miller.*
10.1	Form of Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and each of the Registrant’s Officers, Directors and Initial Stockholders.*
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.3	Form of Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.*
10.4	Form of Letter Agreement between Crescendo Advisors II, LLC and Registrant regarding administrative support.*
10.5	Form of Promissory Note issued to Eric S. Rosenfeld.**
10.6	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders and EarlyBirdCapital, Inc.*
10.7	Form of Subscription Agreements among the Registrant, Graubard Miller and the Purchasers of Insider Warrants and EBC Warrants.*
10.8	Form of 10b5-1 Purchase Plan.*
14	Code of Ethics.*
23.1	Consent of Marcum LLP.
23.2	Consent of Graubard Miller (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page of this Registration Statement).
99.1	Form of Audit Committee Charter.*
99.2	Form of Nominating Committee Charter.*

*	To be filed by amendment.
**	Previously filed.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 13th day of April, 2011.

TRIO MERGER CORP.
By: /s/ Eric S. Rosenfeld Name: Eric S. Rosenfeld Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric S. Rosenfeld and David D. Sgro his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Eric S. Rosenfeld Eric S. Rosenfeld	Chairman and Chief Executive Officer (Principal executive officer)	April 13, 2011
/s/ David D. Sgro David D. Sgro	Chief Financial Officer (Principal financial and accounting officer), Secretary and Director	April 13, 2011
/s/ Barry Erdos Barry Erdos	Director	April 13, 2011
/s/ David Boris David Boris	Director	April 13, 2011
/s/ Mark Hauser Mark Hauser	Director	April 13, 2011